SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

    Date of Report (Date of                              Commission File Number:
   earliest event reported):
       DECEMBER 2, 1998                                          1-10210





                            EXECUTIVE TELECARD, LTD.
                                  D/B/A EGLOBE
             (Exact name of registrant as specified in its charter)


              DELAWARE                                       13-3486421
  (State or other jurisdiction of                   (IRS Employer Identification
           incorporation)                                     Number)


                    2000 PENNSYLVANIA AVENUE, NW, SUITE 4800
                             WASHINGTON, D.C. 20006
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (202) 822-8981


          (Former name or former address, if changed since last report)

                             4260 EAST EVANS AVENUE
                             DENVER, COLORADO 80222


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                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE
                                ----------------

         Pursuant to Items 7(a)(4) and 7(b)(2) of the Securities and Exchange Commission's (the "Commission") General Instructions for Form 8-K, Executive TeleCard, Ltd., d/b/a eGlobe, Inc. (the "Company") hereby amends Items 7(a) and 7(b) of its Current Report on Form 8-K, filed with the Commission on December 17, 1998 (the "IDX Form 8-K"), and its Current Report on Form 8-K, filed with the Commission on March 1, 1999 (the "Telekey Form 8-K" and together with the
IDX Form 8-K, the "Form 8-Ks"), to add financial statements of IDX International, Inc. ("IDX") and Telekey, Inc. ("Telekey") and pro forma financial information for the Company reflecting the acquisitions of IDX and Telekey.

         In addition, the Company has included in this Form 8-K/A voluntary disclosure relating to the Company's acquisition of UCI Tele Networks, Ltd. ("UCI"). The Company previously has not disclosed its acquisition of UCI in a Current Report on Form 8-K. Such disclosure is not required in this Form 8-K/A by Commission rules; however, the Company believes that providing such disclosure in conjunction with the above referenced disclosure relating to the acquisitions of IDX and Telekey will promote the public's understanding of the Company's recent acquisition activity. The Company has included brief descriptions of each of the acquisitions of IDX, Telekey and UCI with the pro forma information for the Company. UCI was acquired on December 31, 1998 and had minimal operations which have not been reflected in the Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998. However, the recurring effect of the goodwill amortization related to the UCI acquisition has been included in the Pro Forma Condensed Consolidated Statement of Operations.


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                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
--------------------------------------------------------------------------------

    ITEM 5                 OTHER EVENTS

                            On December 31, 1998, the Company acquired all of the common stock issued and outstanding of UCI Tele Networks, Ltd. ("UCI"), a privately-held corporation established under the laws of the Republic of Cyprus, for 125,000 shares of common stock (50% delivered at the acquisition date and 50% to be delivered February 1, 2000, subject to adjustment as described below), and $2.1 million payable as follows: (a) $75,000 payable in cash in January 1999; (b) $0.5 million in the form of a note, with 8% interest payable monthly due June 30, 1999; (c) $0.5 million in the form of a note, with 8% interest payable monthly due no later than June 30, 2000; and
                            (d) $1.0 million in the form of a non-interest bearing note ("Anniversary Payment") to be paid on February 1, 2000 or December 31, 2000, depending on the percentage of projected revenue achieved, subject to adjustment. In connection with the $0.5 million note payable due in June 1999, a warrant to purchase 50,000 shares of common stock was issued with an exercise price of $1.63 per share. The warrant was valued at $43,000 and recorded as a discount to the note payable to be amortized as additional interest expense over the term of the note payable. The 62,500 shares of common stock issued at the acquisition date were valued at $101,563. The Company has agreed to register for resale the shares of common stock and UCI warrants.

                            This acquisition has been accounted for under the purchase method of accounting. The 1998 financial statements of the Company reflect the preliminary purchase price allocation. The purchase price allocation has not been finalized pending resolution of several purchase price elements, which are contingent upon the following:

                            (a) If the closing sales price on NASDAQ of the Company's common stock on February 1, 2000 is less than $8.00, additional shares will be issued determined by subtracting from 125,000 the amount calculated by dividing $1.0 million by the closing sales price on February 1, 2000. These shares as well as the 62,500 shares to be delivered are subject to adjustment as discussed below.

                            (b) If UCI does not achieve 100% of its $3.0 million projected revenue target as of February 1, 2000, for each 10% by which the projected revenue is less than 100% of the projected revenue target, there will be a 10% reduction in the Anniversary Payment and the number of shares issuable pursuant to (a).

                            (c) If UCI achieves more than 100% of its $3.0 million projected revenue target as of December 31, 1999, there will be a 10% increase in the Anniversary Payment, not to exceed $0.3 million due, and payable as of December 31, 2000.


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                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                            (d) If the Company completes a private financing and receives between $10 million to $19.9 million or $20 million, it will be required to repay 50% or 100%, respectively, of the outstanding principal and interest of the first note as discussed above.

                            (e) If after the date of acquisition, a contract with a major customer of UCI is cancelled and it is not reinstated or replaced by June 30, 1999, the principal amount of the first and second note as discussed above will be adjusted.

                            Based on the contingent purchase price elements as listed above, goodwill associated with the acquisition may increase when these contingencies are resolved. UCI had minimal operations prior to the acquisition and the aggregate value of the non-contingent consideration of $1.2 million has been recorded as goodwill and will be amortized, on a straight-line basis, over seven years.


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




                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
--------------------------------------------------------------------------------


         ITEM 7.            FINANCIAL STATEMENTS AND EXHIBITS

         ITEM 7(A).         FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED
         ----------         -------------------------------------------

                            Filed herewith as a part of this report are the following financial statements; IDX International, Inc. and Subsidiaries (i) Reports of Independent Certified Public Accountants, (ii) Consolidated Balance Sheets as of December 31, 1996 and 1997 and November 30, 1998, (iii) Consolidated Statements of Operations for the period from April 17, 1996 (Inception) to December 31, 1996 and for the year ended December 31, 1997 and for the eleven months ended November 30, 1998, (iv) Consolidated Statement of Changes in Stockholders' Equity (Deficit) for the period from April 17, 1996 (Inception) to December 31, 1996 and for the year ended December 31, 1997 and Consolidated Statement of Stockholders' Deficit and Comprehensive Loss for the eleven months ended November 30, 1998, (v) Consolidated Statements of Cash Flows for the period from April 17, 1996 (inception) to December 31, 1996 and for the year ended December 31, 1997 and for the eleven months ended November 30, 1998, (vi) Summary of Accounting Policies for the eleven months ended November 30, 1998, (vii) Notes to Consolidated Financial Statements for the year ended December 31, 1997 and for the eleven months ended November 30, 1998, and:
                            Telekey, Inc. and Subsidiary and Travelers Teleservices, Inc. (viii) Report of Independent
                            Certified Public Accountants, (ix) Combined Consolidated Balance Sheets as of December 31, 1997 and 1998, (x) Combined Consolidated Statements of Operations for the years ended December 31, 1997 and 1998, (xi) Combined Consolidated Statements of Stockholders' Deficit for the years ended December 31, 1997 and 1998, (xii) Combined Consolidated
                            Statements of Cash Flows for the years ended December 31, 1997 and 1998, (xiii) Summary of Accounting Policies for the years ended December 31, 1997 and 1998, and (xiv) Notes to Combined Consolidated Financial Statements for the years ended December 31, 1997 and 1998.

         ITEM 7(B).         PRO FORMA FINANCIAL INFORMATION

                            Filed herewith as a part of this report are the Company's Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1998 (unaudited) and the Company's Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 1998 (unaudited) and the notes thereto.

                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
--------------------------------------------------------------------------------

         ITEM 7 (C).        EXHIBITS
         -----------        --------
         Exhibit           Agreement and Plan of Merger, dated June 10, 1998, by
             2.1           and   among    Executive    TeleCard,    Ltd.,    IDX
                           International, Inc., EXTEL Merger Sub No. 1, Inc. and
                           the   stockholders   of   IDX   International,   Inc.
                           (Incorporated  by reference to Exhibit 2.1 in Current
                           Report on Form 8-K of Executive TeleCard,  Ltd. dated
                           June 24, 1998).

             2.2 Consent and Extension, dated August 27, 1998, by and among Executive TeleCard, Ltd., IDX International, Inc., EXTEL Merger Sub No. 1, Inc. and Jeffey Gee, as representative of the stockholders of IDX International, Inc. (Incorporated by reference to
                           Exhibit 2.2 in Current Report on Form 8-K of Executive TeleCard, Ltd. dated December 17, 1998).

             2.3 Amendment No. 2 to Agreement and Plan of Merger, dated October 1998, by and among Executive TeleCard, Ltd., IDX International, Inc., EXTEL Merger Sub No. 1, Inc. and the stockholders of IDX International, Inc. (Incorporated by reference to Exhibit 2.3 in Current Report on Form 8-K of Executive TeleCard, Ltd. dated December 17, 1998).

             2.4 Agreement and Plan of Acquisition, dated September 30, 1998, by and among Executive TeleCard, Ltd., UCI Tele Networks, Ltd. and United Communications International LLC (Incorporated by reference to Exhibit 2.4 in Annual Report on Form 10-K of Executive TeleCard, Ltd. for the fiscal year ended December 31, 1998).

             2.5 Agreement and Plan of Merger, dated February 3, 1999, by and among Executive TeleCard, Ltd., Telekey, Inc., eGlobe Merger Sub No. 2, Inc. and the stockholders of Telekey, Inc. (Incorporated by reference to Exhibit
                           2.1 in Current Report on Form 8-K of Executive TeleCard, Ltd. dated March 1, 1999).

             4.1 Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock of Executive TeleCard, Ltd. (Incorporated by reference to Exhibit
                           4.1 in Current Report on Form 8-K of Executive TeleCard, Ltd. dated December 17, 1998).

             4.2 Form of Warrant by and between Executive TeleCard, Ltd. and each of the stockholders of IDX International, Inc. (Incorporated by reference to
                           Exhibit 4.2 in Current Report on Form 8-K of Executive TeleCard, Ltd. dated June 24, 1998).

             4.3 Forms of Convertible Subordinated Promissory Notes payable to the stockholders of IDX International, Inc. in the aggregate principal amount of $5,000,000 (Incorporated by reference to Exhibit 4.3 in Current Report on Form 8-K of Executive TeleCard, Ltd. dated December 17, 1998).


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                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
--------------------------------------------------------------------------------

              4.4 Form of Convertible Subordinated Promissory Note payable to the preferred stockholders of IDX International, Inc. in the aggregate principal amount of $418,024 (Incorporated by reference to Exhibit 4.4 in Current Report on Form 8-K of Executive TeleCard, Ltd. dated December 17, 1998).

              4.5 Forms of Promissory Notes payable to United Communications International LLC in the aggregate principal amount of $2,025,000 (Incorporated by reference to Exhibit 4.7 in Annual Report on Form 10-K of Executive TeleCard, Ltd. for the fiscal year ended December 31, 1998).

              4.6 Certificate of Designations, Rights and Preferences of Series F Convertible Preferred Stock of Executive TeleCard, Ltd. (Incorporated by reference to Exhibit
                            4.1 in Current Report on Form 8-K of Executive TeleCard, Ltd. dated March 1, 1999).

              4.7 Form of Promissory Note payable to the former stockholders of Telekey, Inc. in the aggregate principal amount of $150,000. (Incorporated by reference to Exhibit 4.2 in Current Report on Form 8-K of Executive TeleCard, Ltd. dated March 1,
                            1999).


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                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

             The following unaudited pro forma condensed consolidated financial statements give effect to the acquisitions by the Company for the entities detailed below and are based on the estimates and assumptions set forth herein and in the notes to such financial statements. This pro forma presentation has been prepared utilizing historical financial statements and notes thereto, certain of which are included herein as well as pro forma adjustments as described in the Notes to Pro Forma Condensed Consolidated Financial Statements. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisitions been effected on the dates indicated or the results which may be obtained in the future.

             The pro forma condensed consolidated balance sheet as of December 31, 1998 assumes the acquisition of Telekey was consummated at such date. The pro forma condensed consolidated statement of operations for the year ended December 31, 1998 includes the operating results of the Company, IDX International, Inc. and Subsidiaries ("IDX"), and Telekey, Inc. and Subsidiary and Travelers Teleservices, Inc. ("Telekey") assuming the acquisitions occurred January 1, 1998. UCI was acquired on December 31, 1998 and had minimal operations which have not been reflected in the Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998. However, the recurring effect of the goodwill amortization related to the UCI acquisition has been included in the Pro Forma Condensed Consolidated Statement of Operations.

             The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the Company's results of operations or financial position would have been had the acquisitions described herein occurred on the dates indicated for any future period or at any future date, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical consolidated financial statements of the Company and the historical financial statements of IDX and Telekey, contained elsewhere herein.

       ACQUISITIONS

            IDX INTERNATIONAL, INC AND SUBSIDIARIES

             On December 2, 1998, the Company acquired all of the common and preferred stock of IDX, a privately-held IP based fax and telephony company, for (a) 500,000 shares of the Company's Series B Convertible Preferred Stock ("Series B Preferred") valued at $3.5 million which are convertible into 2,500,000 shares (2,000,000 shares until stockholder approval is obtained and subject to adjustment as described below) of common stock; (b) warrants ("IDX Warrants") to purchase up to an additional 2,500,000 shares of common stock (subject to stockholder approval as well as adjustment as described below); (c) $5.0 million in 7.75% convertible subordinated promissory notes ("IDX Notes") (subject to adjustment as described below); (d) $1.5 million in bridge loan advances to IDX made by the Company prior to the acquisition which were converted into part of the purchase price plus associated accrued interest of $0.04 million; (e) $0.4 million for IDX dividends accrued and unpaid on IDX's Preferred Stock under a convertible subordinated promissory note and (f) direct costs associated with the acquisition of $0.4 million. The Company also advanced approximately $0.4 million to IDX prior to acquisition under an agreement to provide IDX up to $2.3 million for working capital purposes over the next twelve months. These pre-acquisition advances were not considered part of the purchase price.


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



                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                        The Company plans to include these requests for the approval of the warrants and additional stock as matters to be voted upon by the stockholders at the next annual meeting. If these matters are not approved by the stockholders, the Company has no obligation to provide additional consideration to the IDX stockholders. This acquisition has been accounted for under the purchase method of accounting. The financial statements of the Company reflect the preliminary allocation of the purchase price. The preliminary allocation has resulted in acquired goodwill of $10.9 million that is being amortized on a straight-line basis over seven years. The Company has not completed the review of the purchase price allocation and will determine the final allocation based on approvals and other information. To the extent that the estimated useful lives of other identified intangibles are less than seven years, the related amortization expense as reflected to in the accompanying Pro Forma Condensed Consolidated Statement of Operations could be greater. In addition, the purchase price allocation has not been finalized pending resolution of several purchase price elements, which are contingent upon the following:

                                     (a)  The  amounts  of  Series  B  Preferred
                                          Stock  and IDX  Warrants  to be issued
                                          are  subject to  stockholder  approval
                                          subsequent to the date of acquisition.

                                     (b)  IDX's   ability  to  achieve   certain
                                          revenue and EBITDA (EBITDA  represents
                                          income (loss) before interest expense,
                                          income   taxes,    depreciation    and
                                          amortization) objectives twelve months
                                          after the  acquisition  date may limit
                                          the amount of  warrants  to be granted
                                          as well  as  eliminate  the  Company's
                                          price  guarantee  as  discussed in (d)
                                          below.

                                     (c)  The shares of Series B Preferred stock
                                          are convertible at the holders' option
                                          at  any  time  at  the  then   current
                                          conversion  rate. The shares of Series
                                          B Preferred  stock will  automatically
                                          convert into shares of common stock on
                                          the  earlier to occur of (a) the first
                                          date that the 15 day  average  closing
                                          sales  price of common  stock is equal
                                          to or  greater  than  $8.00  or (b) 30
                                          days  after  the later to occur of (i)
                                          December  2, 1999 or (ii) the  receipt
                                          of any necessary  stockholder approval
                                          relating to the issuance of the common
                                          stock   upon  such   conversion.   The
                                          Company  has  guaranteed  a  price  of
                                          $8.00 per share on  December  2, 1999,
                                          subject   to  IDX's   achievement   of
                                          certain revenue and EBITDA objectives.
                                          If the  market  price  of  the  common
                                          stock is less than  $8.00 on  December
                                          2,   1999,   and   IDX   has  met  its
                                          performance  objectives,  the  Company
                                          will issue additional shares of common
                                          stock upon  conversion of the Series B
                                          Preferred   stock   (subject   to  the
                                          receipt of any  necessary  stockholder
                                          approval)  based on the ratio of $8.00
                                          to the market price (as  defined,  but
                                          not less than $3.3333 per share),  but
                                          not more than 3.5  million  additional
                                          shares of common stock will be issued.


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



                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                     (d)  The Company has  guaranteed a price of
                                          $8.00 per common stock share  relative
                                          to  the   warrants   issuable   as  of
                                          December  2,  1999,  subject  to IDX's
                                          achievement  of  certain  revenue  and
                                          EBITDA objectives. If these objectives
                                          are  achieved  and the market price of
                                          the common stock is less than $8.00 on
                                          December  2, 1999,  the  Company  will
                                          issue  additional   shares  of  common
                                          stock   upon   exercise   of  the  IDX
                                          Warrants  based on the  ratio of $8.00
                                          to the market price (as  defined,  but
                                          not less than  $3.3333 per share),  up
                                          to a maximum of 3.5 million additional
                                          shares of common  stock.  However,  if
                                          the average closing sales price of the
                                          common  stock  for any 15  consecutive
                                          days  equals or is greater  than $8.00
                                          per share  prior to  December  2, 1999
                                          there  is  no  price   guarantee  upon
                                          exercise  of  the  warrants.  The  IDX
                                          warrants   cannot  be   issued   until
                                          stockholder approval is obtained.

                                     (e)  IDX must meet certain  working capital
                                          levels at the date of acquisition.  To
                                          the  extent  that  IDX  has a  working
                                          capital deficiency,  as defined, as of
                                          the date of  acquisition,  the Company
                                          may reduce the number of shares of the
                                          Series  B  Preferred  Stock  currently
                                          held  by the  stockholders  and may in
                                          some  circumstances  reduce the amount
                                          outstanding  on the principal  balance
                                          of the  third  IDX  note  referred  to
                                          below.

                                     (f)  The  Company  is   obligated   to  pay
                                          accrued but unpaid dividends ("Accrued
                                          Dividends")   on   IDX's    previously
                                          outstanding  preferred  stock under an
                                          interest      bearing      convertible
                                          subordinated  promissory  note  in the
                                          principal amount of approximately $0.4
                                          million due May 31, 1999. The Company,
                                          however,  is  entitled  to reduce  the
                                          $2.5 million  principal balance of the
                                          third IDX Note as discussed  below and
                                          certain  defined amounts unless offset
                                          by  proceeds  from  the sale of an IDX
                                          subsidiary and a note issued to IDX by
                                          an option holder. The Company may also
                                          elect to pay this  obligation  in cash
                                          or in shares of common stock.

                                     (g)  The IDX Notes consist of four separate
                                          notes  and  are  payable  in  cash  or
                                          common  stock  at the  Company's  sole
                                          discretion.  The  notes  have  varying
                                          maturity  dates  through  October  31,
                                          1999.

                            Based on the contingent purchase price elements as listed above, goodwill associated with the acquisition may materially increase when these contingencies are resolved.

                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                            The holders of the Series B Preferred Stock are not entitled to dividends unless declared by the Board of Directors. The shares of Series B Preferred Stock are not redeemable. Further, the Company has agreed to register for resale the shares of common stock underlying the conversion rights of the holders of the Series B Preferred Stock, the IDX warrants and the IDX Notes.

                            At the acquisition date, the stockholders of IDX received Series B Preferred Stock and warrants as discussed above, which are ultimately convertible into common stock subject to IDX meeting its performance objectives. These stockholders in turn granted preferred stock and warrants, each of which is convertible into a maximum of 240,000 shares of the Company's common stock, to IDX employees. The underlying common stock granted by the IDX stockholders to certain employees has been initially valued as $420,000 of compensation. The actual number of common shares issued upon conversion of the preferred stock and warrants will ultimately be determined by stockholder approval, the achievement, by IDX, of certain performance goals and the market price of the Company's stock over the contingency period of up to twelve months from the date of acquisition. The stock grants are performance based and will be adjusted each reporting period (but not below zero) for the changes in stock price until the shares and/or warrants (if and when) issued are converted to common stock.

            UCI TELE NETWORKS, LTD

                            The acquisition of UCI Tele Networks, Ltd. is described in Item 5. OTHER EVENTS.

                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


            TELEKEY, INC. AND SUBSIDIARY AND TELESERVICES, INC.

                            On February 12, 1999, the Company completed the acquisition of Telekey for which it paid: (i) $0.1 million at closing; (ii) issued a promissory note for $0.2 million payable in equal monthly installments over one year; (iii) issued 1,010,000 shares of Series F Convertible Preferred Stock ("Series F Preferred"); and (iv) agreed to issue at least 505,000 and up to an additional 1,010,000 shares of Series F Preferred two years from the date of closing (or upon a change of control or certain events of default if they occur before the end of two years), subject to Telekey meeting certain revenue and EBITDA objectives. The 1,515,000 shares of Series F Preferred Stock which are not contingently issuable have been valued at $2.9 million.

                            The shares of Series F Preferred initially issued will automatically convert into shares of common stock on the earlier to occur of (a) the first date that the 15 day average closing sales price of the common stock is equal to or greater than $4.00 or
                            (b) July 1, 2001. The Company has guaranteed a price of $4.00 per share at December 31, 1999 to recipients of the common stock issuable upon the conversion of the Series F Preferred, subject to Telekey's achievement of certain defined revenue and EBITDA objectives. If the market price is less that $4.00 on December 31, 1999, the Company will issue additional shares of common stock upon conversion of the Series F Preferred based on the ratio of $4.00 to the market price, but not more than an aggregate of 600,000 additional shares of common stock. The Series F Preferred carries no dividend obligation.

                            Based on the contingent purchase price elements as listed above, goodwill associated with the acquisition may materially increase when these contingencies are resolved.

                            At the acquisition date, the stockholders of Telekey received shares of Series F Preferred Stock as discussed above, which are ultimately convertible into common stock. These stockholders in turn granted a total of 120,000 shares of eGlobe common stock to certain Telekey employees. The underlying common stock granted by Telekey stockholders to certain employees has been initially valued as $232,000 and has been reflected as compensation expense in the Pro Forma Condensed Consolidated Statement of Operations. The stock grants will be adjusted each reporting period (but not below zero) for changes in the price of the eGlobe common stock until the shares are issued.

                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
                                  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                               DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                                             EGLOBE         TELEKEY
                                                         AS OF 12/31/98  AS OF 12/31/98   ADJUSTMENTS     PRO FORMA
                                                            (NOTE A)                       (NOTE A)
                                                         ------------------------------------------------------------
ASSETS
CURRENT
    Cash and cash equivalents                           $  1,508,000    $     99,000    $         --    $  1,607,000
    Accounts receivable, net                               6,851,000          73,000              --       6,924,000
    Other current assets                                     494,000         185,000              --         679,000
---------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                       8,853,000         357,000              --       9,210,000

PROPERTY AND EQUIPMENT, NET                               13,152,000         497,000              --      13,649,000

GOODWILL AND OTHER INTANGIBLE ASSETS                      12,107,000         236,000       4,782,000 (1)  17,125,000
OTHER ASSETS                                               2,276,000              --              --       2,276,000
---------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                            $ 36,388,000    $  1,090,000    $  4,782,000    $ 42,260,000
---------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                     $  5,798,000    $    115,000    $         --    $  5,913,000
   Accrued expenses                                        6,203,000         846,000          50,000 (1)   7,099,000
   Notes payable  principally related to acquisitions      6,299,000              --         150,000 (1)   6,449,000
   Current maturities of long-term debt                    8,540,000         514,000              --       9,054,000
   Other current liabilities                               2,968,000         633,000              --       3,601,000
   Purchase obligation                                            --              --         125,000 (1)     125,000
---------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                 29,808,000       2,108,000         325,000      32,241,000
---------------------------------------------------------------------------------------------------------------------
LONG-TERM DEBT, NET OF CURRENT MATURITIES                  1,237,000         504,000              --       1,741,000
---------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                         31,045,000       2,612,000         325,000      33,982,000

STOCKHOLDERS' EQUITY
    Preferred stock                                            1,000              --           2,000 (1)       3,000
    Common stock                                              16,000         784,000        (784,000)(1)      16,000
    Additional paid-in capital                            33,975,000              --       2,933,000 (1)  36,908,000
    Accumulated deficit                                  (28,566,000)     (2,306,000)      2,306,000 (1) (28,566,000)
    Accumulated other comprehensive loss                     (83,000)             --              --         (83,000)
---------------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                       5,343,000      (1,522,000)      4,457,000       8,278,000
---------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)    $ 36,388,000    $  1,090,000    $  4,782,000    $ 42,260,000
---------------------------------------------------------------------------------------------------------------------

See notes to the pro forma condensed consolidated financial statements.

                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
                        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                           TWELVE MONTHS ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------


                                          EGLOBE                IDX
                                    TWELVE MONTHS ENDED    ELEVEN MONTHS          TELEKEY
                                         12/31/98          ENDED 11/30/98      TWELVE MONTHS      ADJUSTMENTS
                                         (NOTE B)             (NOTE B)        ENDED 12/31/98        (NOTE B)           PRO FORMA
                                    -----------------------------------------------------------------------------------------------
REVENUE                                $ 30,030,000         $  2,795,000       $  4,705,000       $ (121,000) (2)     $ 37,409,000

COST OF REVENUE                          16,806,000            3,176,000          1,294,000          (65,000)           21,211,000

-----------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT (LOSS)                      13,224,000            (381,000)          3,411,000          (56,000)           16,198,000
-----------------------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
     Selling, general and
          administrative                 18,070,000           3,011,000           2,811,000         (113,000)           23,779,000
     Depreciation and
          amortization                    3,070,000             510,000             192,000        2,222,000             5,994,000
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                 21,140,000           3,521,000           3,003,000        2,109,000            29,773,000
-----------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM
     OPERATIONS                          (7,916,000)         (3,902,000)            408,000       (2,165,000)          (13,575,000)
-----------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
    Other income (expense)               (1,981,000)            358,000             (61,000)         (66,000)           (1,750,000)
    Proxy related litigation expense     (3,647,000)                 --                  --               --            (3,647,000)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSE)             (5,628,000)            358,000             (61,000)         (66,000)           (5,397,000)
-----------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE TAXES
    ON INCOME                           (13,544,000)         (3,544,000)            347,000       (2,231,000)          (18,972,000)
MINORITY INTEREST IN INCOME OF
     SUBSIDIARY                                  --                  --             (59,000)          59,000                   --

INCOME TAXES                              1,500,000                  --                  --           21,000             1,521,000
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                      $(15,044,000)       $ (3,544,000)       $    288,000    $ (2,193,000)          $(20,493,000)
-----------------------------------------------------------------------------------------------------------------------------------
NET LOSS PER SHARE
    Basic and diluted                  $      (0.85)                                                                  $      (0.95)

Basic and diluted weighted average
  number of shares outstanding           17,736,654                  --                  --       3,929,000             21,665,654
----------------------------------------------------------------------------------------------------------------------------

See notes to the pro forma condensed consolidated financial statements.

                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A.  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The purchase of IDX was effective December 2, 1998 and is included in the December 31, 1998 balance sheet of the Company. The following is the preliminary allocation of the purchase price based on the fair value of the assets acquired and the liabilities assumed. The final allocations will be determined when certain contingencies are resolved as discussed earlier. The components of the purchase price and its preliminary allocation to the assets and liabilities acquired are as follows:

COMPONENTS OF PURCHASE PRICE:
      Notes payable to former shareholders of IDX                  $  5,000,000
      Company's Series B Convertible Preferred Stock                  3,500,000
      Company's bridge loans converted to investment in IDX           1,500,000
      Direct acquisition costs                                          429,000
      Note payable to former shareholders of IDX
            for preferred  dividends payable                            418,000
      Accrued interest on bridge loans                                   44,000
                                                                   ------------
TOTAL PURCHASE PRICE                                                 10,891,000

ALLOCATION OF PURCHASE PRICE:
     Cash                                                              (119,000)
     Accounts receivable                                               (707,000)
     Other current assets                                              (394,000)
     Property and equipment                                            (975,000)
     Other assets                                                      (172,000)
     Goodwill                                                       (10,917,000)
     Current liabilities                                              1,978,000
     Long-term liability                                                415,000
                                                                   ------------
                                                                   $          -
                                                                   ============

                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (CON'T)

The following pro forma adjustment to the condensed consolidated balance sheet is as if the acquisition of Telekey had occurred on December 31, 1998.

The final purchase price allocation will be determined when certain contingencies are resolved as discussed earlier and additional information becomes available. Accordingly, the final purchase price allocation may have a material effect on the supplemental unaudited pro forma information presented below.

(1) To reflect the acquisition of Telekey and the preliminary allocation of the purchase price based on the fair value of the assets acquired and the liabilities assumed. The components of the purchase price and its preliminary allocation to the assets and liabilities acquired are as follows:

COMPONENTS OF PURCHASE PRICE:
     Company's Series F Convertible Preferred Stock                $  2,935,000
     Company's note to former shareholders of Telekey                   150,000
     Cash payment to former shareholders of Telekey                     125,000
     Direct acquisition costs                                            50,000
                                                                   ------------
TOTAL PURCHASE PRICE                                                  3,260,000

ALLOCATION OF PURCHASE PRICE:
      Cash and cash equivalents                                         (99,000)
      Accounts receivable                                               (73,000)
      Other current assets                                             (185,000)
      Property and equipment                                           (497,000)
      Goodwill                                                       (5,018,000)
      Current liabilities                                             1,594,000
      Long-term debt, including current
      maturities                                                      1,018,000
                                                                   ------------
                                                                   $          -
                                                                   ============

                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

 NOTE B.  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Effective with the period ended December 31, 1998, the Company changed from a March 31 to a December 31 fiscal year end. As a result, the following table is required to reflect twelve months of operations.



                                       NINE MONTHS        THREE MONTHS    TWELVE MONTHS
                                      ENDED 12/31/98      ENDED 3/31/98   ENDED 12/31/98
                                      --------------------------------------------------
Revenue                                  $ 22,491,000    $  7,539,000      $ 30,030,000

Cost of revenue                            12,619,000       4,187,000        16,806,000
----------------------------------------------------------------------------------------
Gross profit                                9,872,000       3,352,000        13,224,000

Costs and expenses:

   Selling, general and administrative     13,555,000       4,515,000        18,070,000
   Depreciation and amortization            2,256,000         814,000         3,070,000
----------------------------------------------------------------------------------------
Total costs and expenses                   15,811,000       5,329,000        21,140,000
----------------------------------------------------------------------------------------
Loss from operations                       (5,939,000)     (1,977,000)       (7,916,000)
----------------------------------------------------------------------------------------
Other income (expenses):
Other expense                              (1,031,000)       (950,000)       (1,981,000)
Proxy related litigation expense             (120,000)     (3,527,000)       (3,647,000)
----------------------------------------------------------------------------------------
Total other expenses                       (1,151,000)     (4,477,000)       (5,628,000)
----------------------------------------------------------------------------------------
Loss before taxes on income                (7,090,000)     (6,454,000)      (13,544,000)

Income taxes                                       --       1,500,000         1,500,000
----------------------------------------------------------------------------------------
               Net loss                  $ (7,090,000)   $ (7,954,000)     $(15,044,000)
----------------------------------------------------------------------------------------

UCI was acquired on December 31, 1998 and had minimal operations which have not been reflected in the Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998. However, the recurring effect of the goodwill amortization related to the UCI acquisition has been included in the Pro Forma Condensed Consolidated Statement of Operations.

                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE B.  UNAUDITED  PRO FORMA  CONDENSED  CONSOLIDATED  STATEMENT OF  OPERATIONS
         (CON'T)

The following pro forma adjustments to the condensed consolidated statement of operations are as if the acquisitions had been completed at the beginning of the period presented and are not indicative of what would have occurred had the acquisitions actually been made as of such date. IDX was acquired on December 2, 1998, therefore, the results of operations of IDX for the month of December 1998 are included in the historical results of the Company for the twelve months ended December 31, 1998.


(2)  Adjustments to revenue:
              Elimination of IDX billings to the Company                                   $      (41,000)
              Adjustment to  revenue  to give  effect  to  IDX's  purchase  of a
                     subsidiary   in  April,   1998  and  its  sale  of  another
                     subsidiary in November,1998 as if the purchase and sale had
                     been completed at the beginning of the period presented                      (80,000)
                                                                                           --------------
                                                                                           $     (121,000)
                                                                                           ==============
(3)  Adjustments to cost of revenue:
              Elimination of IDX billings to the Company                                   $      (41,000)
              Adjustment to cost of revenue to give effect to IDX's  purchase of a  subsidiary  in  April,  1998  and its  sale  of  another subsidiary  in  November,  1998 as if the purchase and sale
                     had been completed at the beginning of the period presented                  (24,000)
                                                                                           --------------
                                                                                           $      (65,000)
                                                                                           ==============
(4)  Adjustments  to  selling,   general  and  administrative   expenses:
              Adjustment for the incremental increase in management compensation           $       78,000
              Adjustment  for  deferred  compensation  related to Telekey purchase                232,000
              Adjustment to give  effect to IDX's  purchase of a  subsidiary  in
                     April, 1998 and its sale of another subsidiary in November,
                     1998 as if the purchase and sale had been  completed at the
                     beginning of the period presented                                           (423,000)
                                                                                           --------------
                                                                                           $     (113,000)
                                                                                           ==============
(5)  Adjustments to depreciation and amortization expenses:
              Amortization for  eleven  months  of cost in excess of net  assets acquired for the IDX purchase which was effective  December
                     2, 1998 (7 year straight-line amortization)                           $    1,425,000
              Amortization of cost in excess of net assets  acquired for the UCI purchase  which was  effective  December  31,  1998 (7 year
                     straight-line amortization)                                                  165,000

              Amortization of cost in  excess  of net  assets  acquired  for the
                     Telekey purchase (7 year straight-line amortization)                         717,000
                                                                                           --------------
                                                                                                2,307,000
              Less   amortization  of cost in  excess  of net  assets  acquired, recorded  by the the Company in the  historical  results of
                     operations  for the twelve months ended  December 31, 1998.                   85,000
                                                                                           --------------
                                                                                          $    2,222,000
                                                                                           ==============

                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE B.  UNAUDITED  PRO FORMA  CONDENSED  CONSOLIDATED  STATEMENT OF  OPERATIONS
         (CON'T)


(6)  Adjustment to other income (expenses):
              Adjustment to give  effect to IDX's  purchase of a  subsidiary  in
                     April, 1998 and its sale of another subsidiary in November,
                     1998 as if the purchase and sale had been  completed at the
                     beginning of the period presented                                    $     (411,000)
              Interest on $0.418 million IDX note @ 7.75% due 5/99                                13,000
              Interest on $0.5 million UCI note @8% due 6/99                                      20,000
              Interest on $0.5 million UCI note @8% due 5/2000                                    40,000
              Interest on $1.0 million IDX note @7.75% due 2/99                                   19,000
              Interest on $1.5 million IDX note @7.75% due 6/99                                   65,000
              Interest on  $2.5  million  IDX  note  @7.75%  due  10/99                          176,000
                Additional interest  recorded for value of 50,000  warrants issued
                     in connection with the UCI purchase                                          43,000
                                                                                           --------------
                                                                                                 (35,000)
              Less   interest  expense recorded by the Company in the historical results of operations  for the twelve months ended December
                     31, 1998                                                                     31,000
                                                                                          --------------
                                                                                          $      (66,000)
                                                                                          ==============
(7)  To  eliminate  the  minority  interest  in  income  of  a  subsidiary.  In connection  with the  acquisition  of Telekey by the Company,  the 20%
          minority interest in Telekey, L.L.C. was acquired by Telekey.                   $       59,000
                                                                                          ==============
(8)  To  reflect state income taxes (Telekey was  previously an  S-corporation)
          at 6% as Georgia does not allow for a consolidated filing. The Telekey federal  taxable  income can be offset with the Company's  federal net
          operating loss carryforwards.                                                   $       21,000
                                                                                          ==============
(9)  Adjustment to the weighted average number of shares  outstanding as if the acquisitions  had  been  completed  at the  beginning  of  the  period presented.  The Company has the option to pay the IDX notes (including interest)  in  common  stock  with the  number  of shares to be issued determined by the market price of the common stock as of the due date.
          In March, 1999, the Company elected to repay the $1.0 million IDX note
          (including  interest) using common stock, which, based on the terms of conversion,  resulted in the issuance of approximately 474,000 shares.
          The Company has made no decision on the payment of the  remaining  two notes totaling $4.0 million.

            IDX purchase                                                                      2,000,000
            Telekey purchase                                                                  1,515,000
            Payment of $1.0 million IDX note (including interest) using shares of common stock (weighted for nine months, the note was outstanding and interest expense has been reflected for three months in the
                 Pro Forma Condensed Consolidated Statement of Operations)                     351,000
            UCI purchase                                                                        63,000
                                                                                          --------------
                                                                                             3,929,000
                                                                                          ==============


                                                        EXECUTIVE TELECARD, LTD.
                                                             D/B/A/ EGLOBE, INC.
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE C. CONTINGENCIES

            The following adjustments to the pro forma net loss per share are to reflect the following: (1) the issuance of additional shares of Series B and Series F Preferred Stock and the assumed conversion into common stock which would have occurred if IDX and Telekey had met their earn-out formulas at the beginning of the period presented and stockholder approval for the IDX acquisition was obtained; (2) the additional shares of common stock to be issued to UCI shareholders assuming UCI had met its earn-out provision; (3) the additional compensation expense related to the IDX stockholders' grant of shares of Series B Preferred Stock, including shares issuable under the IDX warrant; and (4) the assumption that the Company's common stock met the guaranteed trading price of $8.00 per share for IDX and UCI related shares and $4.00 per share for the Telekey related shares. The increase in goodwill amortization expense is the result of the additional goodwill recorded as a result of the above issuances amortized over 7 years using straight-line amortization. If the Company's common stock does not trade at the guaranteed trading prices, subject to the acquired companies meeting their earn-out objectives, and the Company obtaining the required stockholder approval as discussed above, the Company will be required to issue additional shares of common stock and the estimated goodwill amortization reflected below will change. The final purchase price allocations will be determined when certain contingencies are resolved as discussed earlier and additional information becomes available. This is not indicative of what would have occurred had the acquisitions actually been made as of such date.

                                                                                                 TWELVE MONTHS ENDED
                                                                                                  DECEMBER 31, 1998
                                                                                              ------------------------
         PRO FORMA BASIC LOSS PER SHARE:

         NUMERATOR
               Pro forma net loss                                                                    $(20,493,000)
               Increase in goodwill amortization expense for earn-out formulas and
                         stockholder approval (7 year straight-line amortization)                      (3,788,000)
               Additional compensation related to stock granted to IDX
                         employees by IDX stockholders after the Company's
                         purchase of IDX                                                               (3,420,000)
               Additional compensation related to stock granted to Telekey employees by Telekey stockholders after the Company's
                           purchase of Telekey                                                           (248,000)
                                                                                              ------------------------
                   Adjusted pro forma net loss                                                       $(27,949,000)
                                                                                              ------------------------
         DENOMINATOR
               Weighted average shares outstanding                                                     21,665,654
               Number of shares of common stock issuable under earn-out
                      formulas and upon stockholder approval:
                      IDX (stockholder approval)                                                          500,000
                      IDX (contingent earn-out warrants)                                                2,500,000
                      Telekey (contingent earn-out stock)                                                 505,000
                      UCI (contingent earn-out stock)                                                      62,500
                                                                                              ------------------------
                   Adjusted pro forma weighted average shares outstanding:                             25,233,154
                                                                                              ------------------------

         PER SHARE AMOUNTS
               Adjusted pro forma basic and diluted loss per share                                     $(1.11)
----------------------------------------------------------------------------------------------------------------------

                                   SIGNATURES

Pursuant to the requirements of Section 13 of 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned, thereunto duly authorized.

                                         EXECUTIVE TELECARD, Ltd.
                                         (Registrant)

Date:  April 30, 1999                    By   /S/
                                        ----------------------------------------
                                                       Anne Haas
                                                 Controller, Treasurer
                                            (Principal Accounting Officer)

                             IDX INTERNATIONAL, INC.
                                   AND SUBSIDIARIES







                                               CONSOLIDATED FINANCIAL STATEMENTS
                                           AS OF AND FOR THE ELEVEN-MONTH PERIOD
                                             ENDED NOVEMBER 30, 1998 AND FOR THE
                                            YEARS ENDED DECEMBER 31, 1997 & 1996

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES


                                                                        CONTENTS
--------------------------------------------------------------------------------

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE ELEVEN-MONTH PERIOD ENDED NOVEMBER 30, 1998

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                             3

CONSOLIDATED BALANCE SHEET                                                  4 -5

CONSOLIDATED STATEMENT OF OPERATIONS                                           6

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
      AND COMPREHENSIVE LOSS                                                   7

CONSOLIDATED STATEMENT OF CASH FLOWS                                           8

SUMMARY OF ACCOUNTING POLICIES                                            9 - 13

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                               14 - 23



CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED
DECEMBER 31, 1997 AND 1996

REPORT OF INDEPENDENT ACCOUNTANTS                                             24

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION                                 25

CONSOLIDATED STATEMENTS OF OPERATIONS                                         26

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)          27

CONSOLIDATED STATEMENTS OF CASH FLOWS                                         28

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                               29 - 42

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
IDX International, Inc.
Reston, Virginia

We have audited the accompanying consolidated balance sheet of IDX International, Inc. and subsidiaries as of November 30, 1998 and the related consolidated statements of operations, stockholders' deficit and comprehensive loss, and cash flows for the eleven-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IDX International, Inc. and subsidiaries as of November 30, 1998, and the results of their operations and their cash flows for the eleven-month period then ended in conformity with generally accepted accounting principles.



                                                 /S/ BDO Seidman, LLP

April 28, 1999
Denver, Colorado

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                                      CONSOLIDATED BALANCE SHEET

-----------------------------------------------------------------------------------------------------------------
                                                                                                             1998
November 30,
-----------------------------------------------------------------------------------------------------------------

ASSETS

CURRENT:

  Cash                                                                                           $        118,984
  Accounts receivable, less allowance
    of $125,618 for doubtful accounts                                                                     706,974
  Note receivable (Note 1)                                                                                100,000
  Inventory                                                                                               187,959
  Other assets (Note 8)                                                                                   106,676
-------------------------------------------------------------------------------------------------------------------

Total current assets                                                                                    1,220,593
-------------------------------------------------------------------------------------------------------------------

FURNITURE AND EQUIPMENT, less accumulated
  depreciation and amortization (Note 2)                                                                  747,577

OTHER ASSETS:
  Equipment for lease, less accumulated
    depreciation (Note 3)                                                                                 203,936
  Capitalized software development costs, less
    accumulated amortization of $20,644                                                                    23,496
  Goodwill, less accumulated amortization
    of $55,809 (Note 1)                                                                                   576,712
  Deposits and other assets                                                                               172,029
-------------------------------------------------------------------------------------------------------------------

Total other assets                                                                                        976,173
-------------------------------------------------------------------------------------------------------------------

                                                                                                 $      2,944,343
-------------------------------------------------------------------------------------------------------------------


                                                                See accompanying summary of accounting policies and
                                                                        notes to consolidated financial statements.





                                                                                                                  4

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                                      CONSOLIDATED BALANCE SHEET
                                                                     (CONTINUED)

-----------------------------------------------------------------------------------------------------------------
                                                                                                             1998
November 30,
-----------------------------------------------------------------------------------------------------------------
LIABILITIES, MANDATORILY REDEEMABLE
  PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                                               $      1,323,602
  Accrued liabilities                                                                                     423,192
  Installment obligations under capital lease (Note 4)                                                     10,973
  Deposits                                                                                                219,945
  Note payable (Note 9)                                                                                 1,915,400
-------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                       3,893,112
-------------------------------------------------------------------------------------------------------------------

MANDATORILY REDEEMABLE PREFERRED STOCK (Notes 5 and 9):
  Series A Preferred Stock, no par value, 9,091
    shares authorized, issued and outstanding
    (aggregate liquidation preference $2,751,327)                                                       2,751,327
  Series B Preferred Stock, no par value, 3,821
    shares authorized, issued and outstanding
    (aggregate liquidation preference $3,164,823)                                                       3,164,823
-------------------------------------------------------------------------------------------------------------------

Total mandatorily redeemable preferred stock                                                            5,916,150
-------------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 4 and 11)

STOCKHOLDERS' DEFICIT:
  Common stock, no par value, authorized 43,423
    shares; issued and outstanding 22,451
    shares (Note 9)                                                                                     1,124,700
  Note receivable (Note 6)                                                                               (399,900)
  Accumulated other comprehensive losses                                                                  (35,572)
  Accumulated deficit                                                                                  (7,554,147)
-------------------------------------------------------------------------------------------------------------------

Total stockholders' deficit                                                                            (6,864,919)
-------------------------------------------------------------------------------------------------------------------

                                                                                                 $      2,944,343
-------------------------------------------------------------------------------------------------------------------


                                                                See accompanying summary of accounting policies and
                                                                        notes to consolidated financial statements.




                                                                                                                  5

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENT OF OPERATIONS

-----------------------------------------------------------------------------------------------------------------
                                                                                                            1998

Eleven-Month Period Ended November 30,
-----------------------------------------------------------------------------------------------------------------
REVENUE                                                                                          $      2,795,421

COST OF REVENUE                                                                                         3,176,142
-------------------------------------------------------------------------------------------------------------------

Gross loss                                                                                               (380,721)

OPERATING EXPENSES:
  Selling, general and administrative                                                                   2,779,185
  Depreciation and amortization                                                                           510,339
  Research and development                                                                                231,541
-------------------------------------------------------------------------------------------------------------------

Total operating expenses                                                                                3,521,065
-------------------------------------------------------------------------------------------------------------------

Operating loss                                                                                         (3,901,786)

OTHER INCOME (EXPENSE):
  Interest income                                                                                          20,561
  Interest expense                                                                                        (66,541)
  Equity in losses of joint ventures (Note 1)                                                             (24,577)
  Gain on sale of subsidiaries (Note 1)                                                                   439,517
  Loss on disposal of furniture and equipment                                                             (56,334)
  Other                                                                                                    45,573
-------------------------------------------------------------------------------------------------------------------

Total other income                                                                                        358,199
-------------------------------------------------------------------------------------------------------------------

NET LOSS                                                                                         $     (3,543,587)
-------------------------------------------------------------------------------------------------------------------


                                                                See accompanying summary of accounting policies and
                                                                        notes to consolidated financial statements.



                                                                                                                  6


                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                                          AND COMPREHENSIVE LOSS
--------------------------------------------------------------------------------

                                                   Common Stock                            Other                         Total
Eleven-Month Period Ended                  -----------------------------        Note    Comprehensive   Accumulated   Stockholders'
November 30, 1998                                Shares        Amount        Receivable     Losses        Deficit        Deficit
-----------------------------------------------------------------------------------------------------------------------------------

BALANCE, January 1, 1998                          20,500   $   477,300    $        --    $   (24,840)   $(4,010,560)   $(3,558,100)

Accretion of Series A and B
  preferred stock (Note 5)                            --      (302,500)            --             --             --       (302,500)

Common stock agreed to be issued
  in business acquisition (Note 1)                   701       550,000             --             --             --        550,000

Common stock issued for note
  receivable (Note 6)                              1,250       399,900       (399,900)            --             --             --

Foreign currency translation
  adjustment                                          --            --             --        (10,732)            --        (10,732)

Net loss for the eleven-month period                  --            --             --             --     (3,543,587)    (3,543,587)
------------------------------------- ---------------------------------------------------------------------------------------------

BALANCE, November 30, 1998                        22,451   $ 1,124,700    $  (399,900)   $   (35,572)   $(7,554,147)   $(6,864,919)
------------------------------------- ---------------------------------------------------------------------------------------------

                                             Accumulated
Eleven-Month Period Ended                  Comprehensive
November 30, 1998                               Loss
------------------------------------------------------------------------------------------------------------------------------------
Foreign currency translation
  adjustment                           $      (10,732)

Net loss for the eleven-month period       (3,543,587)
-------------------------------------  -------------------

BALANCE, November 30, 1998             $   (3,554,319)
-------------------------------------  -------------------


                             See accompanying summary of accounting policies and
                                     notes to consolidated financial statements.

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENT OF CASH FLOWS

------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH

Eleven-Month Period Ended November 30,                                                                        1998
------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
  Net loss                                                                                        $    (3,543,587)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation and amortization                                                                       510,339
      Equity in losses of joint ventures                                                                   24,577
      Loss on disposal of furniture and equipment                                                          56,334
      Provision for bad debts                                                                             147,621
      Provision for inventory obsolesence                                                                 144,203
      Gain on sale of subsidiaries                                                                       (439,517)
      Changes in operating assets and liabilities:
        Accounts receivable                                                                            (1,033,957)
        Inventory                                                                                        (246,542)
        Other assets                                                                                      (34,593)
        Accounts payable                                                                                1,392,373
        Accrued liabilities                                                                               258,645
        Deferred revenue                                                                                  (30,000)
-------------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                                                  (2,794,104)
-------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:
  Investment in equipment for lease                                                                       (54,767)
  Purchase of furniture and equipment                                                                    (456,612)
  Acquisition of business, net of cash acquired                                                          (100,000)
  Deposits and other assets                                                                              (215,853)
-------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                                                    (827,232)
-------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES:
  Proceeds from preferred stock subscription receivable                                                    50,000
  Proceeds from long-term borrowings                                                                      128,488
  Increase in minority interest in subsidiary                                                             345,720
  Proceeds from note payable                                                                            1,915,400
  Principal payments on capital lease obligations                                                          (6,127)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                                               2,433,481
-------------------------------------------------------------------------------------------------------------------

Effect of exchange rate changes on cash                                                                   (29,301)
-------------------------------------------------------------------------------------------------------------------

Net decrease in cash                                                                                   (1,217,156)

CASH, beginning of period                                                                               1,336,140
-------------------------------------------------------------------------------------------------------------------

CASH, end of period                                                                               $       118,984
-------------------------------------------------------------------------------------------------------------------


                                                                See accompanying summary of accounting policies and
                                                                        notes to consolidated financial statements.

                                                                                                                  8

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

BUSINESS IDX International, Inc. (the "Company") was incorporated on April 17, 1996 (inception) as a Virginia corporation. The Company develops and markets voice and data store-and-forward network services for transmitting voice, facsimiles ("faxes") and other forms of digitized information utilizing a global network established by the Company and its international business partners ("IBPs"). The network consists of international private lines, shared access lines and frame relays (collectively telecommunication lines) connected to PC- based dedicated access switches ("CyberPosts") which process and route voice and fax traffic globally over the network.

PRINCIPALS  OF      The consolidated  financial  statements include the accounts
CONSOLIDATION       of  the  Company's   United  States   ("U.S.")  and  foreign
                    subsidiaries. The Company accounts for its investment in 50% or less owned joint ventures under the equity method of accounting. Intercompany transactions and balances have been eliminated in consolidation.

LIQUIDITY           The Company's  ability to generate  sufficient  revenues and
AND CAPITAL         ultimately achieve profitable  operations remains uncertain.
RESOURCES           The  Company's  future  prospects  depend upon,  among other things, its ability to demonstrate sustained commercial viability of its service and to obtain sufficient working capital.

                    During the eleven-month period ended November 30, 1998, the Company incurred a net loss of $3.5 million and negative operating cash flow of $2.8 million. At November 30, 1998, the Company had a stockholders' deficit totaling $6.9 million.

                    The Company plans to operate in a fashion to generate both increased revenues and cash flows during 1999. Additionally, in December 1998, the Company was acquired by Executive Telecard Ltd., d.b.a. eGlobe, Inc. ("eGlobe") (see Note 9). Management believes that eGlobe will provide the Company with financial and operational support which, together with existing cash and anticipated cash flows from operations, should enable the Company to continue operations through the year ending December 31, 1999.

FOREIGN             The   functional   currency   of   the   Company's   foreign
CURRENCY            subsidiaries  and joint ventures is the local currency.  All assets and liabilities are translated into U.S.

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

TRANSLATION         dollars at current  exchange  rates as of the balance  sheet date.  Revenue  and  expense  items  are  translated  at the
                    average  exchange  rates   prevailing   during  the  period.
                    Cumulative translation gains and losses are reported as accumulated other comprehensive losses in the consolidated statement of stockholders' deficit and are included in comprehensive loss.


USE OF              The  preparation of financial  statements in conformity with
ESTIMATES           generally accepted accounting principles requires management to make  estimates and  assumptions  that affect the amounts
                    reported  in  the  consolidated   financial  statements  and
                    related  notes  to the  consolidated  financial  statements.
                    Actual results could differ from those estimates.

REVENUE             The Company  operates  and manages  certain  CyberPosts  and
RECOGNITION         licenses  the  use of  CyberPost  equipment  and  associated
AND COST            software to its IBPs. Under such licensing  agreements,  the
OF SALES            Company is generally  obligated to provide  maintenance  and upgrades and IBPs are responsible for the marketing and sale of voice and data store-and-forward services as well as for the operations and management of CyberPosts. Certain IBPs are also stockholders of the Company.

                    The Company's revenues are generated principally from (i) routing charges for voice and fax traffic through the network, (ii) licensing and royalty fees and (iii) system hardware and accessory sales. The Company recognizes fixed license fees on the straight-line basis over the service period, royalties and routing charges as services are rendered to the ultimate customer, and system hardware and accessory sales upon delivery and customer acceptance.

                    Cost of sales principally consists of telecommunication line charges, local and international access charges, cost of CyberPost accessories, maintenance costs, installation and operator training costs and commissions to CyberPost operators.

                    Revenue originating from Taiwan, the United States, Belgium and the United Kingdom approximated 30%, 29%, 17% and 14% of total revenues for the eleven-month period ended November 30, 1998. Revenue from one customer approximated 25% of total revenues for such period.

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

                    The economic crisis in Asia has had a negative impact on the Company's revenues and prospects with Asian customers. The Company expects demand for its services in Asia to increase if and when the affected economies recover. If the economic crisis in Asia continues, demand for the Company's services could be further dampened which could result in a significant adverse impact on the Company's financial condition, results of operations and cash flows.

CASH AND CASH       The Company  considers all  highly-liquid  investments  with
EQUIVALENTS         original  maturities  of  three  months  or  less to be cash equivalents.

CONCENTRATIONS Financial instruments that potentially subject the Company OF CREDIT RISK to a concentration of credit risk consist principally of
                    accounts   receivable  and  cash.  The  Company  in  certain
                    instances  requires  security  deposits  from its IBPs to be applied against future uncollectible accounts receivable, as needed. In addition, there is an allowance for uncollectible
                    accounts   receivable  which  is  based  upon  the  expected
                    collectibility of accounts receivable. The Company's cash is placed with financial institutions which at times may exceed federally insured limits. The Company has not experienced any losses in such cash balances.

INVENTORY           Inventory  primarily  consists of computer  related supplies for CyberPost equipment. Inventory is stated at the lower of cost or market using the first-in, first-out method.

EQUIPMENT           The Company's investment in equipment for lease is stated at
FOR LEASE           cost,  net  of  accumulated  depreciation.  Depreciation  is recorded on a straight-line basis over the equipment's estimated useful life of three years.

FURNITURE           Furniture  and   equipment  are  stated  at  cost,   net  of
AND EQUIPMENT       accumulated depreciation. Depreciation is provided using the straight-line  method  over the  estimated  useful  lives of three to seven years.  Leasehold  improvements are amortized using the straight-line  method over the lesser of the lease
                    term  or  the   estimated   useful   life  of  the   related
                    improvement.

GOODWILL            The Company  amortizes  costs in excess of the fair value of
                    net  assets  of  business  acquired,   goodwill,  using  the
                    straight-line method over seven years.

SOFTWARE            Statement of Financial Accounting Standards ("SFAS") No. 86,
DEVELOPMENT         "Accounting  for the costs of Computer  Software to be Sold,
COSTS               Leased, or Otherwise Marketed",  requires the capitalization of certain software development costs

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

                    incurred subsequent to the date when technological feasibility is established and prior to the date when the product is generally available for licensing. The Company defines technological feasibility as being attained at the time a working model of a software product is completed. The Company has capitalized $44,140 of software development costs. Capitalized software development costs are amortized using the greater of the straight-line method over the estimated economic life of approximately three years or the ratio of current year revenues by product, to the product's total estimated revenues method. Amortization expense for the eleven-month period ended November 30, 1998 was $10,674.

IMPAIRMENT OF       Long-lived  assets subject to the  requirements of Statement
LONG-LIVED ASSETS   of Financial  Accounting  Standards No. 121, "Accounting for
                    the  Impairment  of  Long-Lived  Assets  and for  Long-Lived
                    Assets to be Disposed of", are evaluated for possible impairment through review of undiscounted expected future cash flows. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset or if changes in facts and circumstances indicate, an impairment loss is recognized.

COMPREHENSIVE       The   Company  has   adopted   SFAS  No.   130,   "Reporting
LOSS                Comprehensive  Income".  Comprehensive  loss is comprised of net loss and all changes to stockholders' deficit, except those due to investment by stockholders, changes in paid-in capital and distributions to stockholders.

RESEARCH AND        Research and development costs are expensed as incurred.
DEVELOPMENT

INCOME              The Company  provides  for income  taxes using the asset and
TAXES               liability   approach.   The  asset  and  liability  approach
                    requires  the   recognition   of  deferred  tax  assets  and
                    liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of the assets and liabilities. A valuation allowance is recorded if, based on the evidence available, management is unable to determine that it is more likely than not that some portion or all of the deferred tax asset will be realized.

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

STOCK               The  Company  accounts  for  stock  based   compensation  to
BASED               employees in accordance  with  Accounting  Principles  Board
COMPENSATION        Opinion No. 25,  "Accounting  for Stock Issued to Employees"
                    ("APB 25").  Statement of Financial Accounting Standards No.
                    123, "Accounting for Stock-Based Compensation" ("SFAS 123"), provides an alternative accounting method to APB 25 and requires additional pro forma disclosures. The Company accounts for stock based compensation to non-employees in accordance with the provisions of SFAS 123.

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. ACQUISITION AND During 1997 the Company established two wholly-owned foreign DISPOSITION OF subsidiaries, IDX Taiwan Ltd. ("IDX Taiwan") and IDX Hong
   BUSINESS         Kong  Ltd.  ("IDX  HK"),  and  one  majority-owned   foreign
                    subsidiary, IDX Belgium, N.V. ("IDX Belgium"), to market the
                    Company's store-and-forward services. Upon the formation of IDX Belgium, the Company acquired a 90% interest in IDX
                    Belgium in exchange for contributed capital of $75,600.

                    During January 1998, the Company established one wholly-owned foreign subsidiary, IDX Singapore Ltd., and two majority-owned foreign subsidiaries, IDX Europe Services, N.V. ("IDX Europe") and Marvin European Holdings Lmt. ("Marvin") to market the Company's store-and forward services.

                    During April 1998, IDX Belgium issued additional shares of its common stock, plus an option to acquire an equal number of its common shares, to a new investor for approximately $350,000 in cash. Upon issuance of the additional shares in April 1998, the Company's interest in IDX Belgium was reduced to 75%.

                    In November 1998, the Company sold its interest in IDX Belgium, IDX Europe and Marvin for $130,500, consisting of a note receivable for $100,000 and equipment valued at $30,500. Subsequent to November 30, 1998 the note receivable was collected in full. The sale of these subsidiaries resulted in a gain totaling $439,517.

                    In March 1997, the Company formed a joint venture to market the Company's services in Panama. The Company contributed $40,000 for a 20% interest in the joint venture. In September 1998 the operations of this joint venture were suspended indefinitely. During the eleven-month period ended November 30, 1998, the Company's share of losses in this joint venture exceeded its original investment. The loss reflected in the consolidated statement of operations for this period totaled $13,430. As a result, the investment has no carrying value in the accompanying consolidated balance sheet.

                    In August 1997, IDX Taiwan formed a joint venture with Orlida Ltd. ("Orlida"), a Taiwanese company, in order to expand the Company's operations in Taiwan. The Company contributed CyberPost equipment with

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                    a net book value of $26,000 in exchange for a 33% interest in the joint venture.

                    On May 8, 1998, the Company acquired all of the stock of Orlida, in exchange for $100,000 cash and an agreement to issue 700.64 shares of the Company's common stock, valued at $550,000. Such shares were not issued as of November 30, 1998, but have been reflected as issued in the accompanying financial statements. The acquisition was accounted for using the purchase method of accounting and resulted in the recording of goodwill totaling $632,521. Orlida's primary business consists of marketing voice and data store-and-forward services in Taiwan.

                    The Company's share of loss from Orlida for the period from January 1, 1998 through the date of acquisition totaled $11,147.

                    The following summarized unaudited proforma results of operations assumes the acquisition of Orlida and the dispositions of IDX Belgium, IDX Europe and Marvin had occurred at the beginning of the period presented. The proforma financial information may not necessarily reflect the results of operations of the Company had the acquisition or dispositions of the businesses actually occurred on January 1, 1998.


                    Eleven-Month Period Ended November 30,                  1998
                    ------------------------------------------------------------
                    Revenue                                          $ 2,715,000
                    Net loss                                          (3,588,000)


2. FURNITURE AND    Furniture and equipment consisted of the following:
   EQUIPMENT

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                    November 30,                                            1998
                    ------------------------------------------------------------
                    Equipment                                          $ 865,966
                    Office and computer equipment                        350,185
                    Leasehold improvements                                33,282
                    Furniture and fixtures                                18,409
                    ------------------------------------------------------------

                                                                       1,267,842

                    Less accumulated depreciation
                          and amortization                               520,265
                    ------------------------------------------------------------

                    Furniture and equipment, net                       $ 747,577
                    ------------------------------------------------------------

                    Furniture and equipment includes equipment under capital leases with a net book value of $17,708 at November 30, 1998. Depreciation expense, including amortization of equipment under capital leases, was $358,313 for the eleven-month period ended November 30, 1998.


3. EQUIPMENT        The  Company  leases  CyberPost   equipment  to  IBPs  under
   FOR              operating leases, which are generally for a period of one to
   LEASE            five years and contain annual renewal  options.  The cost of equipment for lease at November 30, 1998 was  $376,402,  and
                    the   related   accumulated   depreciation   was   $172,466.
                    Depreciation expense for equipment for lease was $85,543 for the eleven- month period ended November 30, 1998.


4. COMMITMENTS      Telecommunication Lines
   AND
   CONTINGENCIES    In its normal  course of business,  the Company  enters into agreements for the use of long distance telecommunication lines. Future minimum payments under such agreements are as follows:




                    Periods Ending December 31,
                    ------------------------------------------------------------

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                    1998 - one month                                   $ 108,896

                    1999 - year                                        1,705,412
                    2000 - year                                          535,109
                    2001 - year                                          421,728
                    2002 - year                                           70,288
                    ------------------------------------------------------------

Total future minimum
      telecommunication line payments                           $      2,841,433
                    ------------------------------------------------------------

                    Leases

                    The Company leases its U.S. and foreign facilities under noncancellable operating lease agreements. Rent expense for the eleven-month period ended November 30, 1998 was $188,145.

                    Future minimum lease payments under noncancellable operating leases are as follows:


                    Periods Ending December 31,
                    ------------------------------------------------------------
                    1998 - one month                                    $ 17,830
                    1999 - year                                          247,124
                    2000 - year                                          132,730
                    2001 - year                                          136,712
                    2002 - year                                          140,813
                    2003 - year                                          145,038
                    ------------------------------------------------------------

                                                                       $ 820,247
                    ------------------------------------------------------------


                    Capital Lease Obligations

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Future minimum payments for capital lease obligations are as follows:

      ------------------------------------------------------------

      Total future minimum lease payments due in 1999                   $ 13,209

      Less amount representing interest                                    2,236
      ------------------------------------------------------------

      Total obligations under capital lease                             $ 10,973
      ------------------------------------------------------------


                    Interest  paid for  capital  lease  obligations  during  the
                    eleven-month    period   ended   November   30,   1998   was
                    approximately $2,800.

                    Subsequent  to November 30, 1998,  the Company  entered into
                    additional   capital  lease  obligations   requiring  future
                    minimum payments of approximately $992,000 through 2001.

                    Employee Savings Plan

                    On April 1, 1998, the Company adopted a 401(k) Profit Sharing Plan. All employees are eligible to participate in the plan and may contribute up to 15% of their annual compensation. The Company may, at its discretion, match up to 100% of participants' contributions and/or contribute an amount to be allocated among the participants. As of November 30, 1998, no contributions have been made to the plan by the Company.

                    Contingencies

                    In certain countries where the Company has current or planned operations, the Company may not have the necessary regulatory approvals to conduct all or part of its voice and fax store-and-forward services. In these jurisdictions, the requirements and level of telecommunications' deregulation is varied, including internet protocol telephony. Management believes that the degree of active monitoring and enforcement of such regulations is limited. Statutory provisions for penalties vary, but could include fines and/or termination of the Company's operations in the associated jurisdiction. To date, the Company has not been required to comply or been notified that it

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                    cannot comply with any material international regulations in order to pursue its existing business activities. In consultation with legal counsel, management has concluded that the likelihood of significant penalties or injunctive relief is remote. There can be no assurance, however, that regulatory action against the Company will not occur.

5. MANDATORILY      During  1997,  the Company  issued  9,091 shares of Series A
   REDEEMABLE       Preferred Stock ("Series A"), no par value, and 3,821 shares
   PREFERRED        of Series B Preferred Stock ("Series B"), no par value,  for
   STOCK            cash totaling  $2,499,900 and  $3,000,000.  The Series A and
                    Series B preferred stock are mandatorily redeemable on January 1, 2002.

                    The holders of the Series A and B preferred stock are entitled to receive cumulative dividends equal to 6% of the respective Series A and B liquidation preference. Accrued unpaid dividends as of November 30, 1998 on the Series A and B preferred stock totaling $251,427 and $164,823 were recognized as an increase to the Series A and B stock carrying values.

                    In the event of a liquidation of the Company or a change in control of the Company, the Series A and B preferred stock have liquidation preference to common stock of $275 and $785 per share, plus accrued unpaid dividends.

                    As of November 30, 1998, the Company has reserved 17,168 shares of common stock for issuance upon conversion of the Series A and B stock.

                    On December 3, 1998, the Series A and B stock was redeemed in connection with the acquisition of the Company (see Note
                    9).



6. STOCK            During  September 1996, the Board of Directors  approved the
   BASED            grant of an option to purchase  1,250 shares of common stock
   COMPENSATION     to an individual  who served as a director and consultant to the Company. The option carries an exercise price of $320 per share which was greater than the estimated fair value of

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                    common stock on the date of grant and is exercisable at any time during the succeeding three-year period. On November 13, 1998, the option was exercised in exchange for a note receivable of $399,900. The note bears interest at LIBOR plus 250 basis points (7.88% at November 30, 1998) and is payable through the cash proceeds received by the individual from the sale of IDX to eGlobe, as defined in the note agreement (see Note 9).

                    During September 1997, the Board of Directors adopted the 1997 Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for awards in the form of restricted stock, stock units, options (including incentive stock options ("ISO"s) and nonstatutory stock options ("NSO"s) or stock appreciation rights ("SAR"s). Employees, directors, and consultants of the Company are eligible for grants and restricted shares, stock units, NSOs and SARs. Only employees of the Company are eligible for ISOs. A total of 4,500 shares of common stock have been reserved for issuance under the Incentive Plan. To date, no awards have been granted under the Incentive Plan.

                    Consideration for each award under the Incentive Plan will be established by the Stock Option Committee of the Board of Directors, but in no event shall the option price for ISOs be less than 100% of the fair market value of the stock on the date of grant. Awards will have such terms and be exercisable in such manner and at such times as the Stock Option Committee may determine. However, each ISO must expire within a period of not more than ten years from the date of grant.

7. INCOME           A reconciliation  of the Company's income tax benefit at the
   TAXES            Federal statutory tax rate and income taxes at the Company's effective tax rate follows:

                    Eleven-Month Period Ended November 30,                  1998
                    ------------------------------------------------------------

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                    Income tax benefit computed at the
                          Federal statutory rate                   $   1,205,000
                    State income tax benefit, net of
                          Federal effect                                 140,000
                    Effect of foreign tax rate differences               (52,000)
                    Other permanent differences                          (38,000)
                    Change in valuation allowance                     (1,255,000)
                    ------------------------------------------------------------

                                                                   $          --
                    ------------------------------------------------------------

                    Temporary differences between the consolidated financial statement carrying amounts and the tax basis of assets and liabilities that give rise to the significant portions of deferred income taxes follows:

                    November 30,                                            1998
                    ------------------------------------------------------------
                    Federal and state net operating losses         $   2,281,000
                    Foreign net operating losses                         254,000
                    Intangibles                                          162,000
                    Allowance for doubtful accounts receivable            48,000
                    Inventory obsolesence reserve                         45,000
                    Equity investment                                      4,000
                    Furniture and equipment accumulated depreciation     (50,000)
                    Valuation allowance                               (2,744,000)

                    ------------------------------------------------------------

                                                                   $          --
                    ------------------------------------------------------------



                    The Company has incurred operating losses and paid no income tax for the period presented. The income tax benefit from the Company's operating loss carryforwards and other temporary differences at November 30, 1998 was approximately $2,744,000. A full valuation allowance has been recorded against the net deferred tax asset because management currently believes it is more likely than not that the asset will not be realized.

                    At November 30, 1998, the Company had net operating loss carryforwards

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                    available for U.S. income tax purposes of approximately $6,000,000 which expire in the years 2011 to 2018. Net operating loss carryforwards are subject to review and possible adjustment by the Internal Revenue Service and may be limited in the event of certain cumulative changes in the ownership interests of significant stockholders.

8. RELATED          Related  party   transactions   may  not  be  indicative  of
   PARTY            transactions negotiated at arms length.
   TRANSACTIONS

                    The Company receives consulting services from two of the Company's stockholders, who also serve on the Board of Directors. Compensation related to these services totaled $5,000 for the eleven-month period ended November 30, 1998.

                    At November 30, 1998, accounts receivable due from related parties and from officers and employees of the Company totaled $39,204 and are included in other assets in the accompanying balance sheet.

9. SUBSEQUENT       On December 3, 1998, eGlobe acquired 100% of the outstanding
   EVENTS           shares  of the  Company's  common  and  preferred  stock  in exchange  for notes  payable  totaling $5  million,  500,000 shares of eGlobe Series B Preferred Stock initially valued at $3.5 million and contingently issuable warrants to acquire 2,500,000 shares of eGlobe's common stock. The purchase price is subject to eGlobe's stockholder approval, certain working capital adjustments and the preferred stock and warrants are subject to adjustment if certain financial performance goals are not achieved by the Company. In addition, certain key management personnel entered into employment agreements with the Company.

                    In connection with the sale of the Company, during the period May through November 1998 eGlobe advanced the Company $1,915,400, bearing interest at 8.5% and has committed to make additional advances to the Company.

10. SUPPLEMENTAL    Supplemental   disclosure  of  cash  flow   information  and
    CASH FLOW       non-cash investing and financing activities follow:
    INFORMATION

                    Eleven-Month Period Ended November 30,                  1998

                                                         IDX INTERNATIONAL, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                    ------------------------------------------------------------
                    Cash paid for interest                            $   22,500
                    Note receivable received on sale of
                          subsidiary interest                            100,000
                    Equipment received on sale of
                          subsidiary interest                             30,500
                    Common stock agreed to be issued in
                          business acquisition                           550,000
                    Accrued dividends on mandatorily
                          redeemable preferred stock                     302,500
                    Note receivable received in exchange
                          for exercise of stock option                   399,900

11. YEAR 2000       Like  other  companies,  IDX  International,  Inc.  could be
    ISSUES          adversely  affected if the  computer  systems the Company or
    (UNAUDITED)     its suppliers or customers  use do not properly  process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

                    The Company has implemented a plan to modify its business technologies to be ready for the year 2000 and is in the process of converting critical data processing systems. The project is expected to be substantially complete by October 1999 at an approximate cost of $300,000.

                                  [LETTERHEAD]



                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Stockholders of IDX International, Inc.

In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of IDX International, Inc. and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for the year ended December 31, 1997 and the period from April 17, 1996 (inception) through December 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

May 15, 1998
except Note 12, which is as
of September 11, 1998 and
the last paragraph of
Note 7, which is as of
February 12, 1999


                                                       IDX INTERNATIONAL, INC.
                                                       -----------------------
                                            CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                                            ---------------------------------------------

                                                                                                             December 31,
                                                                                                             ------------

                                                                                                     1996                   1997
                                                                                                     ----                   ----
                                                               ASSETS
                                                               ------
Current assets:
    Cash and cash equivalents                                                                    $    19,770            $ 1,336,140
    Accounts receivable, less allowance for
     doubtful accounts, $0 and $82,620                                                                 3,560                148,340
    Other accounts receivable                                                                         44,260                 27,000
    Other assets                                                                                      68,950                 89,490
                                                                                                 -----------            -----------
       Total current assets                                                                          136,540              1,600,970

Equipment for lease, net                                                                             130,000                217,400
Furniture and equipment, net                                                                         150,280                986,550
Capitalized software development costs, net                                                           44,140                 34,170
Other assets                                                                                              --                159,290
Investment in joint ventures                                                                              --                 39,430
                                                                                                 -----------            -----------
       Total assets                                                                              $   460,960            $ 3,037,810
                                                                                                 ===========            ===========


                                         LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK
                                         ---------------------------------------------------
                                                 AND STOCKHOLDERS' EQUITY (DEFICIT)
                                                 ----------------------------------


Current liabilities:
    Accounts payable                                                                             $    88,284            $   381,290
    Accrued liabilities                                                                                9,986                326,290
    Deferred revenue                                                                                      --                 30,000
    Current portion of obligations under capital lease                                                14,260                 17,100
    Deposits                                                                                         152,600                268,640
    Note payable                                                                                     200,000                     --
                                                                                                 -----------            -----------
       Total current liabilities                                                                     465,130              1,023,320
Obligations under capital lease                                                                       20,490                  8,920
Note payable                                                                                         250,000                     --
                                                                                                 -----------            -----------
       Total liabilities                                                                             735,620              1,032,240
                                                                                                 -----------            -----------

Commitments and contingencies

Mandatorily redeemable preferred stock:
    Series A Preferred Stock, no par value, 9,091 shares
     authorized, issued and outstanding
     (aggregate liquidation preference $2,613,670)                                                        --              2,613,670
                                                                                                                                 --
    Series B Preferred Stock, no par value, 3,821 shares
     authorized, issued and outstanding (aggregate
     liquidation preference $3,000,000)                                                                   --              3,000,000
    Series B Preferred Stock subscription receivable                                                      --                (50,000)
                                                                                                 -----------            -----------
       Total mandatorily redeemable preferred stock                                                       --              5,563,670
                                                                                                 -----------            -----------

Stockholders' equity (deficit):
    Common stock, no par value, authorized 43,423
     shares; issued and outstanding 20,500 shares                                                    591,050                477,300
    Cumulative translation adjustment                                                                                       (24,840)
    Accumulated deficit                                                                             (865,710)            (4,010,560)
                                                                                                 -----------            -----------
       Total stockholders' equity (deficit)                                                         (274,660)            (3,558,100)
                                                                                                 -----------            -----------

       Total liabilities, mandatorily redeemable preferred stock
          and stockholders' equity (deficit)                                                     $   460,960            $ 3,037,810
                                                                                                 ===========            ===========



   The accompanying notes are an integral part of these financial statements.

                             IDX INTERNATIONAL, INC.
                             -----------------------
                      Consolidated Statements of Operations
                      -------------------------------------


                                                                                          For the period
                                                                                         from April 17, 1996              For the
                                                                                           (inception) to               year ended
                                                                                            December 31,                December 31,
                                                                                                1996                        1997
                                                                                                ----                        ----


Revenue                                                                                     $    12,600                 $   568,010

Cost of revenue                                                                                  11,180                   1,359,090
                                                                                            -----------                 -----------

Gross profit (loss)                                                                               1,420                    (791,080)
                                                                                            -----------                 -----------

Operating expenses:
   Selling, general and administrative                                                          470,690                   1,807,900
   Depreciation and amortization                                                                 56,120                     276,390
   Research and development                                                                     338,160                     264,440
                                                                                            -----------                 -----------

     Total operating expenses                                                                   864,970                   2,348,730
                                                                                            -----------                 -----------

Operating loss                                                                                 (863,550)                 (3,139,810)
Interest (expense) income, net                                                                   (2,160)                     13,130
                                                                                            -----------                 -----------

Net loss before income taxes                                                                   (865,710)                 (3,126,680)

Benefit from income taxes                                                                            --                          --

Minority interest in loss of
   consolidated subsidiary                                                                           --                       8,400

Equity in loss of joint venture                                                                      --                     (26,570)
                                                                                            -----------                 -----------

Net loss                                                                                       (865,710)                 (3,144,850)

Accretion on preferred stock                                                                         --                     113,750
                                                                                            -----------                 -----------

Net loss available to common stockholders                                                   $  (865,710)                $(3,258,600)
                                                                                            ===========                 ===========

Basic and diluted net loss per share                                                        $    (56.82)                $   (158.96)
                                                                                            ===========                 ===========

Shares used in computing basic and diluted
   net loss per share                                                                            15,235                      20,500
                                                                                            ===========                 ===========


   The accompanying notes are an integral part of these financial statements.

                             IDX INTERNATIONAL, INC.
                             -----------------------
      Consolidated Statements of Changes in Stockholders' Equity (Deficit)
      --------------------------------------------------------------------



                                                         Common Shares                                 Cumulative        Total
                                                    -----------------------         Accumulated       Translation     Stockholder's
                                                    Number           Amount          Deficit           Adjustment   Equity (Deficit)
                                                    ------           ------          -------           ----------   ----------------

Proceeds from issuance of common
   stock                                             20,500       $   452,750                                         $   452,750

Compensation for non-qualified
   stock options                                                      138,300                                             138,300

Net loss from inception to
   December 31, 1996                                                                $  (865,710)                         (865,710)
                                                     ------       -----------       -----------       -----------     -----------

Balance, December 31, 1996                           20,500           591,050          (865,710)                         (274,660)

Accretion of Series A preferred                                      (113,750)                                           (113,750)
   stock

Foreign currency translation
   adjustment                                                                                         $   (24,840)        (24,840)

Net loss for the year ended
   December 31, 1997                                                                 (3,144,850)                       (3,144,850)
                                                     ------       -----------       -----------       -----------     -----------

Balance, December 31, 1997                           20,500       $   477,300       $(4,010,560)      $   (24,840)    $(3,558,100)
                                                     ======       ===========       ===========       ===========     ===========


   The accompanying notes are an integral part of these financial statements.

                             IDX INTERNATIONAL, INC.
                             -----------------------
                      Consolidated Statements of Cash Flows
                      -------------------------------------


                                                                                              For the period
                                                                                            from April 17, 1996          For the
                                                                                               (inception) to           year ended
                                                                                                 December 31,           December 31,
                                                                                                    1996                   1997
                                                                                                    ----                   ----
Cash flows used in operating activities:
     Net loss                                                                                   $  (865,710)            $(3,144,850)
     Adjustments to reconcile net loss to net cash
       used in operating period activities:
          Depreciation and amortization expense                                                      56,120                 276,390
          Provision for doubtful accounts                                                                --                  82,620
          Stock compensation expense                                                                138,300                      --
          Increase in accounts receivable                                                            (3,560)               (227,510)
          (Increase) decrease in other accounts receivable                                          (44,260)                 17,260
          Increase in other assets                                                                  (68,950)                (43,460)
          Increase in accounts payable and
             accrued liabilities                                                                     98,270                 646,370
          Increase in deferred revenue                                                                   --                  30,000
          Increase in deposits                                                                      152,600                  82,520
                                                                                                    -------                  ------
                 Net cash used in operating activities                                             (537,190)             (2,280,660)
                                                                                                   --------              ----------

Cash flows used in investing activities:
     Investment in equipment for lease                                                             (156,000)               (129,570)
     Purchase of furniture and equipment                                                           (143,730)             (1,043,890)
     Investment in capitalized software development costs                                           (44,140)                 (4,830)
     Investment in other assets                                                                          --                (126,070)
     Investment in joint ventures                                                                        --                 (40,000)
                                                                                                   ---------             -----------
                 Net cash used in investing activities                                             (343,870)             (1,344,360)
                                                                                                   ---------             -----------
Cash flows from financing activities:
     Proceeds from issuance of preferred stock                                                           --               5,449,920
     Proceeds from issuance of common stock                                                         452,750                      --
     Proceeds from short-term borrowings                                                            200,000                      --
     Proceeds from long-term borrowings                                                             250,000                      --
     Repayment of short and long-term borrowings                                                         --                (450,000)
     Principal payments on capital lease obligations                                                 (1,920)                (16,860)
                                                                                                   ---------             -----------
                 Net cash provided by financing activities                                          900,830               4,983,060
                                                                                                   ---------             -----------

Effect of exchange rate changes on cash                                                                  --                 (41,670)
                                                                                                   ---------             -----------
Net increase in cash and cash equivalents                                                            19,770               1,316,370

Cash and cash equivalents, beginning of period                                                           --                  19,770
                                                                                                   ---------             -----------
Cash and cash equivalents, end of period                                                        $    19,770             $ 1,336,140
                                                                                                   =========             ===========

   The accompanying notes are an integral part of these financial statements.

                             IDX INTERNATIONAL, INC.
                             -----------------------

                   Notes to Consolidated Financial Statements
                   ------------------------------------------


NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS
----------------------------------------------

IDX International, Inc. (the Company) was incorporated on April 17, 1996 (inception) as a Virginia corporation. The Company develops and markets voice and data store-and-forward network services for transmitting voice, facsimiles (faxes) and other forms of digitized information utilizing a global network established by the Company and its international business partners (IBPs). The network consists of international private lines, shared access lines and frame relays (collectively telecommunication lines) connected to PC-based dedicated access switches (CyberPosts) which process and route voice and fax traffic globally over the network. During the period from inception to December 31, 1996, the Company was a development stage enterprise.

Subsidiaries

During 1997, the Company established two wholly-owned foreign subsidiaries, IDX Taiwan Ltd. (IDX Taiwan) and IDX Hong Kong Ltd. (IDX HK), and one majority-owned foreign subsidiary, IDX Belgium, N.V. (IDX Belgium), to market the Company's store-and-forward services. Upon the formation of IDX Belgium, the Company acquired a 90% interest in IDX Belgium in exchange for contributed capital of $75,600, and the minority interest holder acquired a 10% interest in IDX Belgium, as well as options to acquire an additional 16% interest, in exchange for contributed capital of $8,400. Under the terms of the associated Share Option Agreement, the options expire in 2001 and have an exercise price equal to the initial price per share paid by the parties to the agreement upon the formation of IDX Belgium, plus a cumulative annual increase of 3% thereon.

During April 1998, IDX Belgium issued additional shares of its common stock, plus an option to acquire an equal number of its common shares, to a new investor in exchange for a $380,000 capital contribution. The option to acquire additional shares carries a total exercise price of approximately $380,000. Upon issuance of the additional shares in April 1998, the Company's interest in IDX Belgium was reduced to 75%.

During January 1998, the Company established one wholly-owned foreign subsidiary, IDX Singapore Ltd., and two majority-owned foreign subsidiaries, IDX Europe Services, N.V., and Marvin European Holdings Lmt., to market the Company's store-and-forward services. Through May 15, 1998, the Company has contributed funding in the form of capital contributions and/or cash advances to these subsidiaries in the amount of $51,000, $50,000 and $0, respectively.

Joint Ventures

During the period from inception to December 31, 1996, the Company entered into three joint venture arrangements to market the Company's voice and data store-and-forward services. Of those arrangements, two were dissolved prior to December 31, 1996. The third joint venture has been largely inactive and was terminated in 1998.

In March 1997, the Company formed another joint venture to market the Company's services in Panama. The Company contributed $40,000 for a 20% interest in the joint venture. In August 1997, IDX Taiwan formed a joint venture with Orlida Ltd. (Orlida), a Taiwanese company, in order to expand the Company's operations in Taiwan (Note 12). The Company contributed CyberPost equipment with a net book value of $26,000 in exchange for a 33% interest in the joint venture.

NOTE 2 - LIQUIDITY AND CAPITAL RESOURCES
----------------------------------------

The Company's ability to generate sufficient revenues and ultimately achieve profitable operations remains uncertain. The Company's future prospects depend upon, among other things, its ability to demonstrate sustained commercial viability of its service and to obtain sufficient working capital, both of which raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the year ended December 31, 1997, the Company incurred a net loss of $3.1 million and negative operating cash flow of $2.3 million. At December 31, 1997, the Company had a stockholders' net capital deficiency of $3.6 million.

The Company plans to operate in a fashion to generate both increased revenues and cash flows during 1998. Additionally, in March 1998, management entered into a Letter of Intent for the sale of the Company to eGlobe, Ltd. (eGlobe) (Note
12). In the event the sale of the Company is not consummated, the Company intends to issue additional shares of stock during 1998. Management believes that should the sale of the Company be completed, eGlobe will provide the Company with financial and operational support which, together with existing cash and cash flows from operations, should enable the Company to continue operations through the year ending December 31, 1998. In the event the sale is not completed, management believes that the proceeds from other sales of the Company's stock, together with existing cash and cash flows from operations, will provide the Company with sufficient financial support to continue operations through the year ending December 31, 1998. However, there can be no assurance that the sale of the Company or other sales of the Company's stock will be completed or that cash flows from operations will be sufficient to sustain operations through the year ending December 31, 1998.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to financial statements. Actual results could differ from those estimates.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company's U.S. and non-U.S subsidiaries. The Company accounts for its investment in joint ventures under the equity method of accounting. Intercompany transactions and balances have been eliminated.

Revenue Recognition and Cost of Sales

The Company operates and manages certain CyberPosts and licenses the use of CyberPost equipment and associated software to its IBPs. Under such licensing agreements, the Company is generally obligated to provide maintenance and upgrades and IBPs are responsible for the marketing and sale of voice and data store-and-forward services as well as for the operations and management of CyberPosts. Certain IBPs are also stockholders of the Company.

The Company's revenues are generated principally from (i) routing charges for voice and fax traffic through the network, (ii) licensing and royalty fees and
(iii) system hardware and accessory sales. The Company recognizes fixed license fees on the straight-line basis over the service period, royalties and routing charges as services are rendered to the ultimate customer, and system hardware and accessory sales upon delivery and customer acceptance.

Cost of sales principally consists of telecommunication line charges, local and international access charges, cost of CyberPost accessories, maintenance costs, installation and operator training costs and commissions to CyberPost operators.

Revenue originating from Panama, Taiwan, United Kingdom and Philippines approximated 30%, 25%, 12% and 11% of total revenues for the year ended December 31, 1997, respectively. Revenue from four customers approximated 30%, 12%, 11% and 11% of total revenues for such period.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable and cash equivalents. The Company in certain instances requires security deposits from its IBP's to be applied against future uncollectible accounts receivable, as needed. At December 31, 1997, $47,520 of such deposits is presented net against outstanding accounts receivable. In addition, there is an allowance for uncollectible accounts
receivable  which  is  based  upon  the  expected   collectibility  of  accounts
receivable.

Equipment for Lease

The Company's investment in equipment for lease is stated at cost, net of accumulated depreciation. Depreciation is recorded on a straight-line basis over the equipments' estimated useful life of three years.

Furniture and Equipment

Furniture and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of three to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or the estimated useful life of the related improvement.

Software Development Costs

Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed" (SFAS 86), requires the capitalization of certain software development costs incurred subsequent to the date when technological feasibility is established and prior to the date when the product is generally available for licensing. The Company defines technological feasibility as being attained at the time a working model of a software product is completed. The Company capitalized $44,140 and $4,740 of software development costs during the period from inception to December 31, 1996 and the year ended December 31, 1997, respectively. Capitalized software development costs are amortized using the straight-line method over the estimated economic life of three years. The Company began amortizing capitalized software development costs during 1997. Amortization expense for 1997 and accumulated amortization at December 31, 1997 was $14,710.

Impairment of Long-Lived Assets

Long-lived  assets  subject  to  the  requirements  of  Statement  of  Financial
Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", are evaluated for possible impairment through review of undiscounted expected future cash flows. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset or if changes in facts and circumstances indicate, an impairment loss is recognized.

Research and Development

Research and development costs are expensed as incurred.

Foreign Currency Translation

The functional currency of the Company's foreign subsidiaries and joint ventures is the local currency. All assets and liabilities are translated into U.S. dollars at current exchange rates as of the balance sheet date. Revenue and expense items are translated at the average exchange rates prevailing during the period. Cumulative translation gains and losses are reported as a separate component of stockholders' equity.

Income Taxes

The Company provides for income taxes using the asset and liability approach. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of the assets and liabilities. A valuation allowance is recorded if, based on the evidence available, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated statement of position for cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short maturity of those instruments. Based upon the offering price of the Series B Preferred Stock, which has similar features to the Series A Preferred Stock, the estimated fair value of the Series A Preferred Stock outstanding is $7.1 million. As the Company issued the Series B Preferred Stock on December 31, 1997, the carrying amount approximates fair value.

Stock Based Compensation

The Company accounts for stock based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). Statement of Financial Accounting Standards No. 123,

"Accounting for Stock-Based Compensation" (SFAS 123), provides an alternative accounting method to APB 25 and requires additional pro forma disclosures. The fair value based compensation expense for stock based compensation granted to employees during the period from inception to December 31, 1996, measured in accordance with the provisions of SFAS 123, does not differ significantly from amounts included in net income. The Company accounts for stock based compensation to non-employees in accordance with the provisions of SFAS 123. No stock based compensation was granted and no options previously granted were exercised during 1997.

Earnings Per Share

Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128), which replaces the presentation of primary earnings per share (EPS) with a presentation of basic EPS, and requires the dual presentation of basic and diluted EPS on the face of the statement of operations for entities with complex capital structures. Prior period EPS has been restated as required by SFAS 128.

Securities which could potentially dilute basic EPS in the future consist of convertible mandatorily redeemable preferred stock and common stock options and were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented.

New Accounting Standard

In June 1997, Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130) was issued, which establishes standards for reporting and disclosure of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS 130, which is effective for fiscal years beginning after December 15, 1997, requires reclassification of financial statements for earlier periods to be provided for comparative purposes. The Company anticipates that implementation of the provisions of SFAS 130 will not have a significant impact on the Company's existing disclosures.

NOTE 4 - FURNITURE AND EQUIPMENT
--------------------------------

Furniture and equipment is comprised of the following amounts at December 31:


                                                                              1996                      1997
                                                                              ----                      ----
          Equipment                                                      $   158,400                $ 1,016,650
          Office and computer equipment                                       19,490                    119,070
          Furniture and fixtures                                               1,100                     46,840
          Leasehold improvements                                               1,410                     31,510
                                                                         -----------                -----------
            Furniture and equipment, at cost                                 180,400                  1,214,070

          Less accumulated depreciation and amortization                     (30,120)                  (227,520)
                                                                         -----------                -----------

          Furniture and equipment, net                                   $   150,280                $   986,550
                                                                         ===========                ===========


Equipment under capital leases with a net book value of $30,610 and $31,615 at December 31, 1996 and 1997, respectively, are included in equipment. Depreciation expense, including amortization of equipment under capital leases, was $30,120 and $197,400 for the period from inception to December 31, 1996 and for the year ended December 31, 1997, respectively.

NOTE 5 - EQUIPMENT FOR LEASE
----------------------------

The Company leases CyberPost equipment to IBPs under operating leases, which are generally for a period of one to five years and contain annual renewal options. The cost of equipment for lease at December 31, 1996 and 1997 was $156,000 and $307,680, respectively, and the related accumulated depreciation was $26,000 and $90,280, respectively. Depreciation expense for equipment for lease was $26,000 and $64,280 for the period from inception to December 31, 1996 and for the year ended December 31, 1997, respectively.

NOTE 6 - DEBT
-------------

At December 31, 1996 short-term borrowings consisted of a $200,000 note payable due to Telecommunications Development Corporation and long-term borrowings consisted of a $250,000 note payable due to InteliSys, Inc., both of which are parties related to the Company (Note 11). The notes bear interest at 8% and 0%, respectively, and were fully repaid by the Company in January 1997 and October 1997, respectively.

Interest expense for the period from inception through December 31, 1996 and for the year ended December 31, 1997 was $3,000 and $4,800, respectively. Interest expense during the periods presented does not include imputed interest in connection with the non-interest bearing note payable as such amounts are insignificant.

NOTE 7 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

During the period from inception to December 31, 1996, InteliSys entered into long distance telecommunication agreements and capital lease obligations described below. During April 1997, InteliSys announced its decision to discontinue its own operations and the Company assumed certain contractual agreements currently held by InteliSys for leased facilities, office equipment and telecommunication lines utilized by the Company.

Telecommunication Lines

In its normal course of business, the Company enters into agreements for the use of long distance telecommunication lines. Future minimum payments under such agreements are approximately as follows:


                            Years ending December 31:
                            -------------------------
                1998                                     $ 1,641,000
                1999                                       1,262,000
                2000                                          40,000

                Total future minimum telecommunication
                   line payments                         $ 2,943,000
                                                         ===========

Leases

Total rent expense for U.S. office facilities shared by the Company and InteliSys for the period from inception through December 31, 1996 and for the three month period ended March 31, 1997 was $53,000 and $23,230, respectively. Of this total, lease expense related to the Company's operations based on space utilized during such periods was $21,000 and $13,940, respectively. Total rent expense incurred by the Company for the period from inception to December 31, 1996 and for the year ended December 31, 1997 was $21,000 and $107,755, respectively. Future minimum lease commitments at December 31, 1997 are $212,000, 68,000, and 44,000 for 1998, 1999 and 2000, respectively. The
Company's U.S. office facility lease expires on December 31, 1998, and is renewable at the option of the Company (Note 12).

Capital Lease Obligations

The Company acquired $36,690 and $8,520 of equipment under capital lease obligations during the period from inception to December 31, 1996 and the year ended December 31, 1997, respectively. Interest paid for capital lease obligations during the period was approximately $400 and $3,210, respectively. Future payments for the capital leases are as follows:


              Years ending December 31:
              ------------------------
                    1998                                                $ 20,350
                    1999                                                  10,660
                                                                         -------

              Total future minimum lease payments                         31,010

              Less amount representing interest                           (4,990)
                                                                         -------
                                                                          26,020
              Less current principal maturities of
                 obligation under capital lease                          (17,100)
                                                                         -------

              Long-term lease obligation                                $  8,920
                                                                         =======

Contingencies

In certain countries where the Company has current or planned operations, the Company may not have the necessary regulatory approvals to conduct all or part of its voice and fax store-and-forward services. In these jurisdictions, the requirements and level of telecommunications' deregulation is varied. Management believes that the degree of active monitoring and enforcement of such regulations is limited. There have been no situations in which any action against the Company or its IBPs have occurred or have been threatened. Statutory provisions for penalties vary, but could include fines and/or termination of the Company's operations in the associated jurisdiction. In consultation with legal counsel, management has concluded that the likelihood of significant penalties or injunctive relief is remote. There can be no assurance, however, that regulatory action against the Company will not occur.

NOTE 8 - MANDATORILY REDEEMABLE PREFERRED STOCK
-----------------------------------------------

During 1997, the Company amended its Articles of Incorporation to authorize the issuance of 9,091 shares of Series A Preferred Stock (Series A), no par value, and 3,821 shares of Series B Preferred Stock (Series B), no par value.

In January 1997 and May 1997, the Company sold 3,636 and 5,455 shares of Series A stock, respectively, in which the Company received total proceeds of $2.5 million.

In September 1997, the Company entered into a Letter of Intent for the sale of 3,821 shares of Series B stock for $3.0 million. Prior to the close of the transaction, the Company received from the purchaser of the Series B stock advances totaling $2.95 million. Upon closing of the transaction in December 1997, such advances were applied against the $3 million. The remaining $50,000 was received in February 1998.

In preference to holders of common stock, holders of Series A and B stock are entitled to receive cumulative dividends equal to 6% of the respective Series A and B liquidation preference. Accrued unpaid dividends as of December 31, 1997 on the Series A stock in the amount of $113,750 were recognized as an increase to the Series A stock carrying value.

In the event of a liquidation of the Company or a change in control of the Company, Series A and B stock have liquidation preference to common stock of $275 and $785 per share, respectively, plus accrued unpaid dividends (liquidation preference). After the satisfaction of the liquidation preference, the remaining assets of the Company will be distributed to the holders of common stock on a pro rata basis.

During the period from January 1999 through December 2001, the Company may redeem all, but not less than all, of the Series A and B stock outstanding for an amount equal to the liquidation preference as of such date. On January 1, 2002, the Company is required to redeem all outstanding shares of Series A and B stock then outstanding for an amount equal to the Series A and B liquidation preference on such date.

Through December 2001, at the option of the holder, each share of Series A and B stock is convertible into one share of common stock. The conversion rate is subject to adjustment in certain circumstances, such as, but not limited to, if prior to January 1, 1999, the Company issues common stock for less than $275 and $785 per share, respectively, or issues additional shares of Series A and B stock with a conversion rate greater than the effective conversion rate on such date.

Notwithstanding the foregoing, each outstanding share of Series A and B Stock will automatically convert into common stock immediately preceding the closing of a qualified public offering, as defined.

Certain matters require the majority or supermajority approval of Series A and B stockholders. On all other matters, holders of Series A and B stock have an equal number of votes per share, on an as converted basis, as to holders of common stock.

As of December 31, 1997, the Company has reserved 17,168 shares of common stock for issuance upon conversion of the Series A and B stock.

NOTE 9 - STOCK BASED COMPENSATION
---------------------------------

During June 1996, the Board of Directors approved the grant of options to purchase 1,250 and 500 shares of common stock to an officer and a consultant of the Company, respectively, for an exercise price below fair market value. In connection with the grant, the Company recognized $98,800 and $39,500 of compensation and consulting expense, respectively, during the period from inception to December 31, 1996.

During September 1996, the Board of Directors approved the grant of an option to purchase 1,250 shares of common stock to an individual who served as a director and consultant to the Company. The option carries an exercise price of $320 per share which is greater than the estimated fair value of common stock on the date of grant and is exercisable at any time during the succeeding three year period. No compensation expense connected with this option grant has been recognized by the Company.

During September 1997, the Board of Directors adopted the 1997 Stock Incentive Plan (the Incentive Plan). The Incentive Plan provides for awards in the form of restricted stock, stock units, options (including incentive stock options (ISOs) and nonstatutory stock options (NSOs)) or stock appreciation rights (SARs). Employees, directors, and consultants of the Company are eligible for grants of restricted shares, stock units, NSOs and SARs. Only employees of the Company are eligible for ISOs. A total of 4,500 shares of common stock have been reserved for issuance under the Incentive Plan. No awards have been granted under the Incentive Plan to date.

Consideration for each award under the Incentive Plan will be established by the Stock Option Committee of the Board of Directors, but in no event shall the option price for ISOs be less than 100% of the fair market value of the stock on the date of grant. Awards will have such terms and be exercisable in such manner and at such times as the Stock Option Committee may determine. However, each ISO must expire within a period of not more than ten years from the date of grant.

NOTE 10 - INCOME TAXES
----------------------

The Company has incurred operating losses and paid no U.S. income tax for the periods presented. The income tax benefit from the Company's operating loss carryforwards and other temporary differences at December 31, 1996 and 1997 was approximately $329,000 and $1.5 million, respectively, and have been recognized as a deferred tax asset. A full valuation allowance has been recorded against the deferred tax asset because management currently believes it is more likely than not that the asset will not be realized.

At December 31, 1997, the Company had net operating loss carryforwards available for U.S. income tax purposes of $2.7 million which expire in 2011 and 2012. Net operating loss carryforwards are subject to review and possible adjustment by the Internal Revenue Service and may be limited in the event of certain cumulative changes in the ownership interests of significant stockholders over a three-year period in excess of 50%.

NOTE 11 - RELATED PARTY TRANSACTIONS
------------------------------------

Related party transactions may not be indicative of transactions negotiated at arms-length.

InteliSys

Management and the majority stockholder of the Company also manage and own InteliSys, a computer hardware distributor. Prior to the Company's inception, InteliSys funded the development of the Company's CyberPost technology. This technology was assigned to the Company in exchange for a $250,000 note payable to InteliSys (Note 6), which approximates the costs incurred in developing the technology. Subsequent to the Company's inception and through March 31, 1997, the Company and InteliSys shared certain office facilities, furniture, office equipment and personnel. During the period from inception to December 31, 1996, the Company purchased from InteliSys approximately $202,000 of equipment. In connection with InteliSys' discontinued operations, during October 1997 the Company acquired substantially all of the furniture and equipment of InteliSys for $75,000.

The costs of these functions, services and goods have been directly charged and/or allocated to the Company using methods management believes are reasonable; primarily specific identification or percentage of respective square footage utilized and/or labor hours incurred.

Consulting Services

The Company receives consulting services from two of the Company's stockholders, who also serve on the Board of Directors. For the period from inception to December 31, 1996 and for the year ended December 31, 1997, compensation related to these services in cash and stock totaled $67,000 and $80,000, respectively.

At December 31, 1996 and 1997, accounts receivable due from related parties, including amounts included in other accounts receivable due from officers and employees of the Company, were $43,000 and $32,200, respectively.

During October 1997, the Company appointed the President of Teleplus, Inc. (Teleplus), a service provider to the Company, as the President of IDX HK. During the period from October to December 1997, while the individual served concurrently as President of both entities, the Company procured services from Teleplus in the amount of $31,350. During December 1997, the individual resigned as President of IDX HK.

NOTE 12 - SUBSEQUENT EVENTS
---------------------------

Acquisition of the Company

On March 20, 1998, the Company entered into a Letter of Intent for the sale of the Company to eGlobe. Under the Letter of Intent, eGlobe will acquire 100% of the outstanding shares of the Company's common and preferred stock in exchange for cash, eGlobe Series B Preferred Stock and warrants to acquire shares of eGlobe's common stock. Prior to the consummation of the transaction, key management personnel will be required to execute employment agreements.

In connection with the above planned sale of the Company, eGlobe advanced the Company $1.1 million, bearing interest at 8.5%, and has committed to make additional advances prior to the closing of the sale of the Company. In the event the sale of the Company to eGlobe is not completed, principle and accrued interest outstanding are payable to eGlobe at the earlier of (i) the date on which the Company has raised additional financing of $2 million or (ii) twelve months from the date it is determined not to complete the sale.

Acquisition of Significant Customer

On May 8, 1998, certain of the Company's shareholders acquired all of the stock of Orlida, in exchange for $100,000 cash and 700.64 shares of the Company's common stock, valued at $550,000. The Company in turn has committed to acquire from the aforementioned shareholders 100% of Orlida's stock in exchange for $100,000 and 700.64 shares of the Company's common stock. Orlida's primary business consists of marketing voice and data store-and-forward services in Taiwan and, prior to its proposed acquisition by the Company, Orlida contracted with the Company to route all of its traffic through the Company's network. In addition, Orlida is a party to joint venture with the Company (Note 1).

On May 11, 1998, the Company entered into a loan agreement with Orlida whereby the Company agreed to lend Orlida up to $100,000, bearing an annual interest rate of 8.5%. Principle and accrued interest outstanding are payable to Company at the earlier of (i) the date of the closing of the proposed acquisition of Orlida by the Company or (ii) May 11, 1999.

Lease Commitment

On April 23, 1998, the Company entered into a Letter of Intent for a seven year office facility lease to replace the Company's current office facility lease which expires on December 31, 1998. The estimated annual future minimum commitment under the proposed lease is $140,000.

Employee Savings Plan

On April 1, 1998, the Company adopted a 401(k) Profit Sharing Plan. All employees are eligible to participate in the plan. The Company may, at its discretion, match up to 100% of participants' contributions and/or contribute an amount to be allocated among the participants.

                                                                   TELEKEY, INC.
                                                              AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.






                                      COMBINED CONSOLIDATED FINANCIAL STATEMENTS
                                                   AS OF AND FOR THE YEARS ENDED
                                                      DECEMBER 31, 1998 AND 1997

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                                                                        CONTENTS
--------------------------------------------------------------------------------

                    REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                             3

                    COMBINED CONSOLIDATED BALANCE SHEETS                                       4 - 5

                    COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS                                 6

                    COMBINED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT                      7

                    COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS                                 8

                    SUMMARY OF ACCOUNTING POLICIES                                            9 - 12

                    NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS                      13 - 17




                                                                                                   2

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders
TeleKey, Inc.
Travelers Teleservices, Inc.
Atlanta, Georgia

We have audited the accompanying combined consolidated balance sheets of TeleKey, Inc. and subsidiary and Travelers Teleservices, Inc. as of December 31, 1998 and 1997 and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of TeleKey, Inc. and subsidiary and Travelers Teleservices, Inc. as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                             /S/ BDO Seidman, LLP

Denver, Colorado
March 26, 1999

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                                            COMBINED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------


December 31,                                                                                         1998                     1997
------------------------------------------------------------------------------------------------------------------------------------

ASSETS

CURRENT:
  Cash                                                                                           $   49,462               $   89,985
  Restricted cash                                                                                    50,000                   50,000
  Accounts receivable, less allowance
    of $7,500 and $48,142 for doubtful accounts                                                      73,062                   32,470
  Inventory                                                                                         120,094                   92,261
  Prepaid expenses and other assets                                                                  64,352                   25,435
------------------------------------------------------------------------------------------------------------------------------------

Total current assets                                                                                356,970                  290,151
------------------------------------------------------------------------------------------------------------------------------------

FURNITURE AND EQUIPMENT, less accumulated
  depreciation (Note 2)                                                                             496,825                  482,045

GOODWILL, less accumulated amortization of
  $11,822 (Note 1)                                                                                  236,435                       --
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                 $1,090,230               $  772,196
------------------------------------------------------------------------------------------------------------------------------------


                             See accompanying summary of accounting policies and
                            notes to combined consolidated financial statements.

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                                            COMBINED CONSOLIDATED BALANCE SHEETS
                                                                     (CONTINUED)
--------------------------------------------------------------------------------


December 31,                                                                                      1998                      1997
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                                            $   115,466               $   192,115
  Accrued liabilities:
    Telecom taxes                                                                                 710,926                   552,361
    Payroll                                                                                        84,955                   147,493
    Credit card charge backs                                                                       20,000                    75,000
    Other                                                                                          30,000                        --
  Deferred revenues                                                                               633,374                   948,376
  Line of credit (Note 4)                                                                         500,000                   450,000
  Current portion of obligation under
    capital lease (Note 3)                                                                         14,269                    12,422
------------------------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                                       2,108,990                 2,377,767

OBLIGATION UNDER CAPITAL LEASE, net
  of current portion (Note 3)                                                                      50,100                    64,502
NOTE PAYABLE (Note 1)                                                                             453,817                        --
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                               2,612,907                 2,442,269
------------------------------------------------------------------------------------------------------------------------------------

MINORITY INTEREST (Note 1)                                                                             --                   746,819

COMMITMENTS AND CONTINGENCIES (Notes 3, 7 and 10)

STOCKHOLDERS' DEFICIT (Note 8):
  Common stock, no par value - 100,000 shares
    authorized, 3,000 issued and outstanding                                                      783,757                   177,757
  Common stock, no par value - 1,000 shares
    authorized, 300 issued and outstanding                                                              3                        --
  Accumulated deficit                                                                          (2,306,437)               (2,594,649)
------------------------------------------------------------------------------------------------------------------------------------

Total stockholders' deficit                                                                    (1,522,677)               (2,416,892)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                              $ 1,090,230               $   772,196
------------------------------------------------------------------------------------------------------------------------------------

                             See accompanying summary of accounting policies and
                            notes to combined consolidated financial statements.

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                                  COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


Years Ended December 31,                                                                        1998                        1997
------------------------------------------------------------------------------------------------------------------------------------
REVENUES:
  Service (Note 6)                                                                           $ 4,606,587                $ 5,649,981
  Other                                                                                           98,891                     53,074
------------------------------------------------------------------------------------------------------------------------------------

Total revenues                                                                                 4,705,478                  5,703,055

COST OF SERVICES                                                                               1,294,429                  2,303,985
------------------------------------------------------------------------------------------------------------------------------------

Gross margin                                                                                   3,411,049                  3,399,070

OPERATING EXPENSES:
  Selling and marketing                                                                        1,144,728                  2,490,506
  General and administrative                                                                   1,665,973                  2,296,896
  Depreciation and amortization                                                                  191,814                    117,203
  Excise tax adjustment (Note 5)                                                                    --                     (259,232)
------------------------------------------------------------------------------------------------------------------------------------

Total operating expenses                                                                       3,002,515                  4,645,373
------------------------------------------------------------------------------------------------------------------------------------

Operating income (loss)                                                                          408,534                 (1,246,303)

OTHER INCOME (EXPENSE):
  Interest income                                                                                  5,450                     12,258
  Interest expense                                                                               (67,031)                   (10,983)
------------------------------------------------------------------------------------------------------------------------------------

Total other income (expense)                                                                     (61,581)                     1,275
------------------------------------------------------------------------------------------------------------------------------------

Income (loss) before minority interest in
  (income) loss of subsidiary                                                                    346,953                 (1,245,028)

Minority interest in (income) loss of subsidiary                                                 (58,741)                   248,814
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                                                            $   288,212                $  (996,214)
------------------------------------------------------------------------------------------------------------------------------------


                             See accompanying summary of accounting policies and
                            notes to combined consolidated financial statements.

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                       COMBINED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
--------------------------------------------------------------------------------


                                                                                     Travelers
                                                         TeleKey, Inc.            Teleservices, Inc.                      Total
Years Ended                                              Common Stock              Common Stock         Accumulated  Stockholders'
                                                      ---------------------      -------------------

December 31, 1997 and 1998                            Shares       Amount        Shares      Amount       Deficit         Deficit
---------------------------------------------------------------------------------------------------------------------------------

                                                                                C>
BALANCE, January 1, 1997                               3,000   $   174,757         --       $  --     $(1,598,435)   $(1,423,678)

  Capital contribution                                    --         3,000         --          --              --          3,000

  Net loss                                                --            --         --          --        (996,214)      (996,214)
---------------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1997                             3,000       177,757         --          --      (2,594,649)    (2,416,892)

  Issuance of common stock                                --            --        300           3              --              3

  Capital contribution                                    --         6,000         --          --              --          6,000

  Capital contribution for acquisition
    of ITC's 20% interest in
    TeleKey, L.L.C. (Note 1)                              --       600,000         --          --              --        600,000

  Net income                                              --            --         --          --         288,212        288,212
---------------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1998                             3,000   $   783,757        300   $       3     $(2,306,437)   $(1,522,677)
------------------------------------------------------------------------------------------------------------------------------------


                             See accompanying summary of accounting policies and
                            notes to combined consolidated financial statements.

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                                  COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


INCREASE (DECREASE) IN CASH

Years Ended December 31,                                                                            1998                    1997
------------------------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES:
  Net income (loss)                                                                               $ 288,212               $(996,214)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
      Depreciation and amortization                                                                 191,814                 117,203
      Minority interest in income (loss) of subsidiary                                               58,741                (248,814)
      Changes in operating assets and liabilities:
        Accounts receivable                                                                         (40,592)                123,796
        Inventory                                                                                   (27,833)                 42,335
        Prepaid expenses and other assets                                                           (38,917)                  8,223
        Accounts payable                                                                            (76,649)                 34,609
        Accrued liabilities                                                                          71,027                 227,279
        Deferred revenues                                                                          (315,002)                296,697
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities                                                 110,801                (394,886)
------------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:

  Purchase of furniture and equipment                                                              (194,772)               (256,110)
  Acquisition of minority interest                                                                 (600,000)                     --
------------------------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                                              (794,772)               (256,110)
------------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                                                                  3                      --
  Proceeds under line of credit                                                                     525,000                 450,000
  Payments on line of credit                                                                       (475,000)                     --
  Capital contributions                                                                             606,000                   3,000
  Collection of contributions receivable                                                                 --                  80,264
  Change in restricted cash                                                                              --                  (4,752)
  Principal payments on capital lease obligation                                                    (12,555)                 (2,896)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                                           643,448                 525,616
------------------------------------------------------------------------------------------------------------------------------------

Net decrease in cash                                                                                (40,523)               (125,380)

CASH, beginning of year                                                                              89,985                 215,365
------------------------------------------------------------------------------------------------------------------------------------

CASH, end of year                                                                                 $  49,462               $  89,985
------------------------------------------------------------------------------------------------------------------------------------



                             See accompanying summary of accounting policies and
                            notes to combined consolidated financial statements.

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

ORGANIZATION        The combined  consolidated  financial statements include the
AND BUSINESS        accounts of  TeleKey,  Inc.  and its 100% owned  subsidiary,
                    TeleKey, L.L.C. (80% owned through August 24, 1998, see Note
                    1) and  Travelers  Teleservices,  Inc. an entity with common ownership  (collectively the "Companies").  TeleKey,  L.L.C.
                    sells prepaid or "debit" telephone cards, providing domestic
                    and  international   long-distance  telephone  service  from
                    destinations   throughout  the  United  States  and  Canada.
                    Travelers Teleservices, Inc. was created in 1998 to provide credit card processing services for TeleKey, L.L.C.

PRINCIPALS OF       All significant intercompany  transactions and balances have
CONSOLIDATION       been eliminated in combination and consolidation.
AND COMBINATION

LIQUIDITY           The  Companies'  viability is dependent on their  ability to
AND CAPITAL         generate  sufficient  revenues  and  to  limit  selling  and
RESOURCES           marketing and general and administration expenses.

                    In 1998, the Companies curtailed their growth, significantly
                    reducing   their   operating   expenses,   and  returned  to
                    profitability.

                    The Companies plan to operate in a fashion to generate both increased revenues and cash flows during 1999. Additionally, in February 1999, the Companies were acquired by Executive TeleCard, Ltd. d.b.a. eGlobe, Inc. ("eGlobe") (see Note 8). Management believes that eGlobe will provide the Companies with financial and operational support, if necessary, which together with existing cash and anticipated cash flows from operations, should enable the Companies to continue operations through the year ended December 31, 1999.

USE OF              The  preparation of financial  statements in conformity with
ESTIMATES           generally accepted accounting principles requires management to make estimates and  assumptions  that affect the reported
                    amounts  of  assets  and   liabilities   and  disclosure  of
                    contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS      Financial instruments that potentially subject the Companies to a

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

OF CREDIT RISK      concentration  of credit risk consist  primarily of cash and accounts  receivable.  The Companies maintain cash balances, which at times may  exceed  federally  insured  limits.  The
                    Companies  have not  experienced  any  losses in their  cash balances.  Concentrations  of credit  risk with  respect  to accounts  receivable are generally  limited due to customers who are dispersed  across  geographic  areas.  The Companies
                    maintain  an  allowance  for   potential   losses  based  on
                    management's analysis of possible uncollectible accounts.

CASH AND            The Companies  consider all  investments  with a maturity of
CASH EQUIVALENTS    three months or less to be cash and cash equivalents.

RESTRICTED          The Companies' credit card processing  company requires that
CASH                cash  balances be deposited  with the  processor in order to ensure that any disputed claims by the credit card customers can be readily settled.

INVENTORY           Inventory consists of phone cards and is stated at the lower of cost or market. Cost is determined principally under the average cost method.

FURNITURE AND       Furniture and equipment are stated at cost. Expenditures for
EQUIPMENT           renewals and  improvements  are capitalized in the furniture
                    and  equipment  accounts.  Replacements,   maintenance,  and
                    repairs which do not improve or extend the lives of the respective assets are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which is five years for all assets. Upon the retirement or sale of assets, the costs of such assets and the related accumulated depreciation are removed from the accounts and the gain or loss, if any, is credited or charged to other income in the accompanying combined consolidated statements of operations.

GOODWILL The Companies amortize costs in excess of the fair value of net assets acquired, goodwill using the straight-line method over seven years.

LONG-LIVED          Management   periodically   evaluates   carrying  values  of
ASSETS              long-lived  assets  including  furniture  and  equipment and goodwill, to determine whether events

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

                    and circumstances indicate that these assets have been impaired. An asset is considered impaired when undiscounted cash flows to be realized from such asset are less than its carrying value. In that event, a loss is determined based on the amount the carrying value exceeds the fair market value of such assets. Management believes that the long-lived assets in the accompanying combined consolidated balance sheets are appropriately valued.

REVENUE             Revenues  from debit cards are  recognized  as the cards are
RECOGNITION         used and the  long-distance  telephone  service is provided.
AND DEFERRED        Payments received in advance for debit cards are recorded in
REVENUES            the accompanying  balance sheets as deferred revenue.  These
                    revenues  are  recognized   when  the  related   service  is
                    provided, generally over the 12 months following receipt of payment. The prepaid cards generally expire 12 months after the date of sale or last use, whichever occurs later. Unused amounts that expire are referred to as breakage and are recorded as revenues at the date of expiration.

                    Direct costs associated with these revenues are also recognized when the related services are provided or expire. Payments related to unrecognized revenues are included as a reduction to the deferred revenue account.

COST OF             Cost of services includes all expenses incurred in providing
SERVICES            long-distance  services,   including  long-distance  carrier
                    costs. Also included in cost of services are the card manufacturing costs, which are recorded as the related cards are sold and relieved from inventory at a weighted average cost.

ADVERTISING         The Companies expense the production costs of advertising at
EXPENSES            the  time  incurred.   Advertising   expenses   amounted  to
                    approximately  $204,000  and  $853,000  for the years  ended
                    December 31, 1998 and 1997,  and are included in selling and
                    marketing   in  the   accompanying   combined   consolidated
                    statements of operations.

INCOME              TeleKey,  Inc.  and  Travelers  Teleservices,  Inc.  are "S"
TAXES               Corporations  and  TeleKey,  L.L.C.  is a limited  liability company, all of which are not subject to federal and state income taxes. The taxable income or loss of the Companies

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

                    are included in the federal and state income tax returns of their owners. Accordingly, no provision for income taxes has been reflected in the accompanying combined consolidated
                    financial   statements.

EQUITY              The  Companies  account  for equity  based  compensation  to
BASED               employees in accordance  with  Accounting  Principles  Board
COMPENSATION        Opinion No. 25,  "Accounting  for Stock Issued to Employees"
                    ("APB 25").  Statement of Financial Accounting Standards No.
                    123, "Accounting for Stock-Based Compensation" ("SFAS 123"), provides an alternative accounting method to APB 25 and requires additional pro forma disclosures.

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                             NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. ACQUISITION OF   On August 24, 1998, TeleKey, Inc. acquired the remaining 20%
   BUSINESS         interest in  TeleKey,  L.L.C.  held by ITC  Service  Company
   INTEREST         ("ITC")  for  $1,053,817,  consisting  of  $600,000 in cash, contributed  to  TeleKey,  Inc. by its  stockholders,  and a
                    $453,817  note payable,  which  resulted in the recording of goodwill  totaling  $248,257.  Under  the  terms of the note
                    agreement,   interest  is  payable   quarterly  at  10%  and
                    principal  is due  December 31, 2000 or at the date in which there  is a  change  in  control,  as  defined  in the  note
                    agreement,   of  TeleKey,   Inc.   which   results  in  cash
                    consideration to TeleKey, Inc. or its stockholders. The note is personally collateralized by 6,051 shares of ITC Holding
                    Company, Inc.'s (ITC's ultimate parent corporation) common stock held in the aggregate by the stockholders' of TeleKey, Inc.

2. FURNITURE AND    Furniture and equipment consisted of the following:
   EQUIPMENT



                    December 31,                                                                1998                        1997
                    ---------------------------------------------------------------------------------------------------------------

                    Computer and telephone equipment                                           $794,946                    $653,776
                    Furniture and fixtures                                                       68,062                      68,062
                    Machinery and equipment                                                      67,082                      25,435
                    Software                                                                     11,955                          --
                    ---------------------------------------------------------------------------------------------------------------


                                                                                                942,045                     747,273

                    Less accumulated depreciation                                               445,220                     265,228
                    ---------------------------------------------------------------------------------------------------------------


                    Furniture and equipment                                                    $496,825                    $482,045
                    ---------------------------------------------------------------------------------------------------------------


                    Equipment under capital lease with a net book value of $64,364 and $76,924 at December 31, 1998 and 1997 is
                    included in computer and telephone equipment (see Note 3). Depreciation expense of equipment under capital lease was $15,960 and $1,330 for the years ended December 31, 1998 and 1997.

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                             NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3. COMMITMENTS      Telecommunication Lines

                    In its normal course of business, TeleKey, L.L.C. enters into agreements for the use of long distance telecommunication lines. Future minimum payments under such agreements in 1999 total $6,800.

                    Leases

                    The Companies lease their office facilities under a noncancellable operating lease agreement. Rent expense for each of the years ended December 31, 1998 and 1997 was approximately $46,000.

                    Future minimum lease payments under the noncancellable operating lease are as follows:


                    Years Ending December 31,
                    -----------------------------------------------------------

                    1999                                          $      46,000
                    2000                                                 46,000
                    2001                                                  7,000
                    -----------------------------------------------------------

                                                                  $      99,000
                    -----------------------------------------------------------

                    Employee Savings Plan

                    TeleKey, L.L.C. has a simple IRA plan. Under the plan, all employees are eligible to participate immediately, as there are no eligibility period requirements. Employees who contribute are vested immediately, and the plan allows for TeleKey, L.L.C. to match employee contributions dollar for dollar subject to the lesser of 3% of an employee's salary or $6,000. The Company made no contributions to the simple IRA plan during 1997 and $17,700 was contributed to the plan during 1998.

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                             NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                    Capital Lease Obligation

                    TeleKey, L.L.C. leases certain computer hardware under a noncancellable capital lease obligation.

                    Future minimum payments for the capital lease obligation are as follows:

                    Years Ending December 31,
                    ------------------------------------------------------------

                    1999                                           $      21,726
                    2000                                                  21,726
                    2001                                                  21,726
                    2002                                                  17,130
                    ------------------------------------------------------------

                    Total future minimum lease payments                   82,308
                    Less amount representing interest                     17,939
                    ------------------------------------------------------------

                                                                          64,369
                    Less current portion                                  14,269
                    ------------------------------------------------------------

                    Obligation under capital lease,
                          net of current portion                   $      50,100
                    ------------------------------------------------------------


                    Interest paid for the capital lease obligation during the years ended December 31, 1998 and 1997 was approximately $9,100 and $2,500.

4. LINE OF          TeleKey,   L.L.C.   has  a  $1,000,000  line  of  credit  to
   CREDIT           facilitate  operational  financing needs. The line of credit is personally guaranteed by certain members of TeleKey, L.L.C. and is due on demand. Interest is payable quarterly at a variable rate based on the bank's rate (8.25% at December 31, 1998). Borrowings under this facility totaled
                    $500,000  and  $450,000 at December  31, 1998 and 1997.  The
                    line of credit extends through October 29, 1999.

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                             NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5. GAIN ON          As a result of the Taxpayer Relief Act of 1997, the Internal
   EXCISE TAX       Revenue  Service  ("IRS")  determined  that  the 3%  Federal
   ADJUSTMENT       Communication  Commerce  Tax on prepaid  telephone  cards be remitted for periods after October 5, 1997. As a result of the IRS determination, an excise tax adjustment for amounts accrued prior to October 5, 1997, totaling $259,232 was recognized in 1997.

6. SIGNIFICANT      In 1998, the Companies recognized approximately 27% of total
   CUSTOMERS        revenues from two international  exchange program groups. In
                    1997, these customers represent approximately 30% of the Companies' total revenues.

7. EMPLOYEE         On January 30, 1997,  TeleKey,  L.L.C.  adopted the TeleKey,
   APPRECIATION L.L.C. Employee Appreciation Rights Plan, which authorizes RIGHTS PLAN the board to grant eligible key individuals certain rights to  receive  cash  payments  or, at the  option of  TeleKey,
                    L.L.C.'s  management,  other securities equal to a specified percentage  of the  appreciation  of the value of the common
                    interests   of   TeleKey,   L.L.C.   between  the  date  the
                    appreciation  right is  granted  and the  date the  right is realized.  Unless  otherwise  specified  in  the  individual appreciation right grant, 50% of the rights will vest on the second anniversary of the grant date, with an additional 25%
                    vesting on each of the next two  anniversaries  of the grant date. Payment of the appreciation  rights is contingent upon the  consummation of a realization  event, as defined in the
                    employee    appreciation    rights   plan.   Upon   employee
                    termination, TeleKey, L.L.C. shall have the option to purchase all of the vested rights at a price equal to the difference in the fair market value on the purchase date and the grant date. Three employees were awarded rights under the plan in 1997. Under the plan, a realization event had not occurred and accordingly, no compensation expense was recognized in 1998 and 1997.

8. SUBSEQUENT       On  February  12,  1999,   eGlobe   acquired   100%  of  the
   EVENT            outstanding   shares  of  the  Companies'  common  stock  in
                    exchange for $125,000 in cash, $150,000 in

                                                TELEKEY, INC. AND SUBSIDIARY AND
                                                    TRAVELERS TELESERVICES, INC.

                             NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                    notes payable, 1,010,000 shares of eGlobe Series F Preferred Stock valued at $4,040,000 and an additional 505,000 shares up to a maximum of 1,010,000 shares of contingently issuable eGlobe Series F Preferred Stock. The additional shares of Preferred Stock are issuable if certain financial performance goals are achieved by the Companies. In addition, certain key management personnel entered into employment agreements with eGlobe.

9. SUPPLEMENTAL     Supplemental   information  to  the  combined   consolidated
   CASH FLOW        statements  of  cash  flows  and  non  cash   investing  and
   INFORMATION      financial activities are as follows:


                    Years Ended December 31,              1998            1997
                    ------------------------------------------------------------

                    Cash paid for interest               $67,000         $11,000
                    Assets acquired under capital
                          lease obligation                    --          79,820


10. YEAR 2000       The Companies could be adversely  affected if their computer
    ISSUES          systems or the computer systems their suppliers or customers
    (UNAUDITED)     use do  not  properly  process  and  calculate  date-related
                    information  and  data  from  the  period   surrounding  and
                    including  January 1, 2000.  This is  commonly  known as the
                    "Year 2000"  issue.  Additionally,  this issue could  impact
                    non-computer   systems  and  devices   such  as   production
                    equipment,  elevators,  etc.  At this  time,  because of the
                    complexities  involved  in  the  issue,   management  cannot
                    provide assurances that the Year 2000 issue will not have an impact on the Companies' operations.

                    The Companies have implemented a plan to modify their business technologies to be ready for the year 2000 and have converted critical data processing systems. The project was completed in February 1999 and resulted in minimal cost to the Companies. The Companies do not expect this effort to have a significant effect on operations.